SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-192399

KM WEDDING EVENTS MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7299 (Primary Standard Industrial Classification Code Number)	46-1290754 (I.R.S. Employer Identification Number)

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Corporation

2140 South DuPont Highway

Camden, DE 19934

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑ .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐ .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. .☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	10,000,000 (3)	$0.30	$3,000,000	$386.00
Common Stock, $0.001 par value per share	7,912,660 (4)	$0.30	$2,373,798	$305.00

(1)	In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.
(3)	Direct Public Offering.
(4)	Selling Security Holders. This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of up to 7,912,660 ordinary shares previously issued to the selling shareholders as named in the Resale Prospectus.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Subject to completion, dated December 9, 2013

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•	Public Offering Prospectus. A prospectus regarding our offering of up to 10,000,000 shares of our Common Stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $3,000,000. The offering price is $0.30 per share for newly issued shares.

•	Resale Prospectus. A prospectus to be used for the resale by selling shareholders of up to 7,912,660 shares of the Registrant’s common stock (the “Resale Prospectus”). The offering price is a fixed price of $0.30 per share for shares being sold by current shareholders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 6;
•	they contain different Use of Proceeds sections on page 15;
•	they contain different Plan of Distribution sections on page 16;
•	the Dilution section is deleted from the Resale Prospectus;
•	a Selling Security Holders section is included in the Resale Prospectus beginning on page 94;
•	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
•	they contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

KM WEDDING EVENTS MANAGEMENT, INC.

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

10,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of KM Wedding Events Management, Inc. We are offering for sale a total of 10,000,000 shares of Common Stock at a fixed price of $0.30 per share for the duration of this Offering (the “Offering”). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our Officers and Directors, will attempt to sell the shares directly to friends, family members and business acquaintances. Our Officers and Directors will not receive commission or any other remuneration any such sales. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $3,000,000.  However, since the Offering is being conducted on a “best-efforts” basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder. Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.30	Not Applicable	$215,000	$1,415,000	$2,915,000
Total	$0.30	Not Applicable	$215,000	$1,415,000	$2,915,000

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF KM WEDDING EVENTS MANAGEMENT, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is December 9, 2013.

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

KM Wedding Events Management, Inc. (the “Company” or “KM”) was incorporated in the State of Delaware on October 24, 2012. On February 14, 2013, KM entered into a Stock Purchase Agreement with KM Matrimony Pvt Ltd, a company incorporated under the 1956 Companies Act of India (“KM India”), pursuant to which KM agreed to purchase ten million (10,000,000) shares of KM India’s common stock at a price of 11 Indian Rupees ($0.21 USD) per share for an aggregate purchase price of up to two million one hundred thousand dollars ($2,100,000 USD) dollars. On February 14, 2013, KM entered into a Stock Purchase Agreement, pursuant to which KM agreed to purchase Three Million One Hundred and Fifty Thousand (3,150,000) shares of KM India’s common stock from Mr. Venkatesan Vaidhyanathan, Mrs. Meera Ngarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar payable in two tranches as follows: (i) Tranche A: One Million One Hundred and Fifty Thousand (1,150,000) shares of KM India’s common stock at a purchase price of 11 Indian Rupees ($0.21 USD) per share (“Tranche A”); and, (ii) Tranche B: Two Million (2,000,000) shares of KM India’s common stock at a purchase price equal to the fair market value of KM India’s shares at the time of purchase (“Tranche B”). As a result of the Stock Purchase Agreements referenced above, KM shall carry on the business of KM India as its primary business and KM India became a wholly owned subsidiary of KM.

KM India has been involved in the wedding services industry in South India for the past twelve years. KM is the brand, which is a short form for ‘Kalyana Malai’ meaning ‘Wedding Garland’ in South Indian language. The services offered by KM India include Matrimonial (Matchmaking) Services and Wedding Services. Unless otherwise specified, KM and KM India shall hereinafter be collectively referred to as “KM” or the “Company”.

KM’s Matrimonial Services include matchmaking and partner identification, through a well thought-out and efficient multi touch point service through various mediums including online, offline, print media, ground events, television shows, etc.

The Wedding Services of KM are wide-ranging, from catering to event planning and management. In order to enhance its presence and to create captive capacity, KM intends to have its own wedding infrastructure, which would be available for lease, to enable the Company to scale up its business quickly.

KM currently focuses on the geographic locations of Tamil Nadu and Andhra Pradesh (two of the Southern States in India). With a well-established and respected brand created through over twelve years of presence in this market, KM is well positioned to exploit the potential of this market and is also planning to expand its services to the United States. KM’s target customers include the Indian high-income group, higher middle-income group, and other affluent individuals. This segment, being upwardly mobile and comfort and service focused, provides the right target group for the business positioning of KM.

KM will be launching its matrimonial services in the U.S. targeting the Indian Diaspora in the United States. The majority of South Indian Diaspora in the U.S. follows traditional practices in Match Making and also in conducting wedding events in India as per their custom and religious practices. The Indian Diaspora is also one of the affluent communities in the U.S. In fiscal year 2012, KM had successfully conducted community events in a large number of cities in the U.S. to create brand awareness, and the events had been well received and attended by a large number of people.

In October 2013, we filmed our Sun TV television program in six locations throughout the United States, including New York, Connecticut, New Jersey, San Jose, Dallas and Houston. These episodes will assist in our launch throughout the United States.

Considering the U.S. market is material and even more lucrative, KM will soon launch a dedicated service as a division in its portal to these communities, with front end web portal enabling the match making to be done within the U.S., and integrate this with the back end of wedding services in India, to service the communities in India.

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SUMMARY OF THIS OFFERING

The Issuer	KM Wedding Events Management, Inc.

Securities being offered	Up to 10,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type	The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.30

No Revocation	Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The Offering shall continue until all shares offered hereunder are sold or until termination of this Offering on May 18, 2014. The Company may extend the ending date for the Offering at its sole discretion.

Number of Shares Outstanding Before the Offering

As of the date of this Registration Statement there are 41,646,160 shares of Common Stock, and 0 shares of Preferred Stock, issued and outstanding.

Upon the completion of the Offering under this Registration Statement, there will be 51,646,160 shares of Common Stock outstanding provided all of the shares offered hereby are sold.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $85,000.

Net Proceeds to the Company

The Company is offering 10,000,000 shares of Common Stock, $0.001 par value and at an offering price of $0.30 per Share for maximum net proceeds to the Company of $3,000,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

Substantial expenditures will be required to enable the Company to scale up its operations and quality of services. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the Shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering to grow and expand its operations. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

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Use of Proceeds	If all of the shares of Common Stock offered hereunder are sold, the net proceeds to the Company from the sale of the shares will be approximately $3,000,000. The offering proceeds will be utilized mainly for capital expenditures relating the growth and expansion of the Company’s business in the United States.

Risk Factors	The Securities offered hereby involve a high degree of risk and immediate substantial dilution, and therefore, should not be purchased by anyone who cannot afford the loss of his or her entire investment. Prospective investors should carefully review and consider the factors set forth in the section of this Registration Statement entitled “Risk Factors,” as well as the other information set forth herein before subscribing for any of the shares offered hereby.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares they will lose their investment.

There shall be no minimum amount of proceeds to be received by the Company upon the sale of the shares offered hereunder. After the payment of expenses, including attorney and accounting fees, general and administrative expenses, the retirement of certain debt of the Company and the marketing and distribution of the Company’s existing products, the Company may have only limited reserves allocated for contingencies. In the event additional expenses are incurred in addition to those currently budgeted for, this may have a material adverse impact on the business and operations of the Company.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Founder and Chairman, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

You may be liable for damages if you breach the Subscription Agreement

The Subscription Agreement attached to this Offering requires the investors to represent, among other things, that they meet certain suitability requirements and understand the risks associated with an investment in our shares and an investment in us, and that they can afford to lose all of the money they invest in us. Anyone who later makes a claim against us that is inconsistent with the representations in the Subscription Agreement will be in breach of the Subscription Agreement and will be liable for any damages that we, our affiliates and agents suffer as a result of such breach, including the cost of a successful defense against a lawsuit of the kind discussed above. Accordingly, members should take the representations in the Subscription Agreement seriously and not invest in us if they are not comfortable with the investment in us or will suffer financially or emotionally if they lose their investment.

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Valuation of Securities Offered

The Company has arbitrarily determined the offering price of the shares. Therefore, purchasers of the shares may be exposed to a substantial risk of a decline in the market value of the Securities after the Offering should a market develop.

Dilution

Investors in this Offering will experience immediate and substantial dilution in book value.

RISKS RELATED TO THE BUSINESS

The market for wedding services is highly competitive, and competition is increasing as more companies, many that are larger and have greater resources than we do, can capture the market from us. Further, considering that the industry is largely unorganized, numerous small players can pose stiff competition to us by underpricing the services and capture business from us.

In regards to the wedding matchmaking services, there are various online matrimonial providers who are large players and who have already attained significant scale of operations compared to us. They have huge financial back up, investments in technology, resources and market infrastructure to offer competitive service rates that may pose significant challenges to us. Apart from this, we also compete with numerous small and mid-size portals, and unorganized traditional brick and mortar service providers who may offer services at cheaper price points than compared to us which may have an adverse effect on our business, including increased price competition and loss of potential customers.

Our ability to grow our business is dependent on our ability to compete effectively against other providers and requires capital investment in marketing and advertisement. Many existing and potential competitors have longer operating histories and greater market share and brand recognition than we do. In addition, many of our existing and potential competitors are substantially larger than we are and may already have or could develop substantially greater financial and other resources than we have. We may also face price competition that results in decreases in the purchase and use of our products and services. To stay competitive, we may have to increase the incentives that we offer to our customers and decrease the prices of our products and services, which could adversely affect our operating results and profitability.

In regards to the wedding services, we may face stiff price competition from established hotel chain industry who has their banquet halls rented out to direct consumers and also other wedding services companies. Considering the industry is largely unorganized, we might also face stiff price competition from small time players including wedding catering contractors who might offer similar service offerings at a price point much lower than us. In such an event our business and profitability may be substantially affected.

We rely on our relationships with wedding infrastructure owners who lease out their land or buildings for the purpose of being used as a wedding infrastructure. The financial position of the Company may be adversely affected if we fail to obtain a good wedding infrastructure space at a fair lease rental value and fail to achieve optimum occupancy of these infrastructures.

The Company relies on its relationships with wedding infrastructure owners who lease out their halls and buildings for an annual lease rental for the purpose of being used as a wedding infrastructure. The financial position of the Company may be adversely affected if we fail to obtain suitable wedding halls. Even if we are able to obtain suitable wedding halls, we need to ensure optimum occupancy of these infrastructures; otherwise the business may be significantly affected.

The wedding industry is highly dependent on social structure and practices. Any major change in the same will adversely impact the business and thus the financial performance of the Company.

The wedding services industry is highly dependent on the social structure, religious practices and number of guest invites. Any major change in the same by the consumers will adversely impact the business and thus the financial performance of the Company.

Our business depends significantly on the market recognition of our Founder & Chairman, who is our brand ambassador, and if we are not able to maintain or enhance our brand recognition, our business, financial condition, results of operations and prospects may be materially and adversely affected.

In the event of the demise of our Founder and Chairman, Mr. Venkatesan (a.k.a Mr. Mohan), who is the brand ambassador and face of the Company, or any accident or injury or ill health caused to him, the Company may not be able to maintain its business and brand recognition, or enhance its brand appeal. This could significantly affect our business and operations.

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Our ability to maintain our competitive position and to implement our business strategy is dependent to a significant extent on the performance of our senior management team and other key functional personnel.

We depend on our current senior management for the implementation of our strategy and the operation of our day-to-day activities. Furthermore, relationships of members of senior management are important to the conduct of our business. Competition for experienced management personnel in the wedding services industry is intense, the pool of qualified candidates is limited, and we may not be able to retain the services of our senior executives or key personnel or attract and retain high-quality senior executives or key personnel in the future. Consequently, there can be no assurance that these individuals will continue to make their services available to us in the future. Any significant loss of senior management or key personnel could materially and adversely affect our business, financial condition, results of operations and prospects.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may consequently lose our proprietary know-how.

Our key management personnel have entered into confidentiality and/or non-competition agreements with us. However, if any disputes arise between any of our key management personnel and us, it may be difficult for us to enforce these agreements.

Our profitability is substantially dependent on scalability of wedding services which may be negatively affected by various factors.

Our profit margin is largely a function of service fees charged to our customers. These fees are affected by a number of factors, including:

•	Our customer’s perception of our ability to add value through our services;
•	The introduction of better products or services by our competitors;
•	The stiff pricing policies of our competitors;
•	General economic recessionary conditions;
•	The increase in input cost of materials which we may not be able to pass on to the customers; and
•	Increase in lease rental costs charged by wedding infrastructure owners.

If our service fees are not properly priced, our revenue will decline and we will not be able to sustain our profit margin, which could have a material adverse effect on our profitability.

We have entered into outsourcing and other agreements related to certain business operations, and any difficulties experienced in these arrangements could result in additional expense, loss of customers , and revenue or an interruption of our services.

We have entered into numerous outsourcing agreements with third parties to provide turnkey wedding event management services to our customers. As a result, we must rely on third parties over which we have limited control, to perform certain of our operations and, in the majority of cases, to interface with our customers. If these third parties are unable to perform to our requirement of high quality services we may be forced to pursue alternative strategies to provide these services, which could result in delays, interruptions, additional expenses to us and loss of customers. This may require us to pursue new third-party relationships. If we are unable to complete a transition to a new provider on a timely basis, or at all, we could be forced to temporarily or permanently discontinue certain services, which could disrupt services to our customers and adversely affect our business, financial condition and results of operations.

The inability to maintain or strengthen our brand may reduce our ability to retain and attract customers, which could adversely affect our business, financial condition and operating results.

The nature of the industry requires continuous efforts to increase brand awareness among our consumers. This will be an important part of our strategy to grow our business. Developing, promoting and maintaining our brand and image requires a consistent capital investment and expense, and this investment in our brand and image may not be successful. If we fail to develop, promote and maintain our brand and image, we may not be able to grow our customer base and our financial and operational results may suffer.

If we lose key personnel or are unable to attract additional qualified personnel as we grow, our business could be adversely affected.

The wedding services business is highly labor intensive and requires constant efforts on training. We depend on the ability and experience of a number of our key personnel who have substantial experience in our line of operations. It is possible that the loss of the services of one or a combination of our senior executives or key managers would have an adverse effect on our operations. Our success also depends on our ability to continue to attract, train, manage and retain other qualified management and skilled personnel as we grow, and we may be unable to attract, manage or retain such personnel. Due to the competitive nature of our industry, we may also be vulnerable to attempts by our competitors to hire our employees.

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Business, political and economic factors may affect our operations, the manner in which we conduct our business and our rate of growth.

The growth rate of the Indian economy has dropped over the last two years and unemployment rates are rising. If economic conditions and unemployment rates continue to deteriorate or do not improve, our target consumer base may be disproportionately affected due to the generally lower incomes of the customers of services. In addition, a large proportion of our target customers work in industries that may be disproportionately affected by a downturn in the Indian economy, which may limit their disposable incomes and consequently, their discretionary spending. Stagnant economic growth and high unemployment are likely to negatively affect our customers' ability to pay for our services. The resulting impact of such economic conditions on our customers and on consumer spending could have a material adverse effect on demand for our services and on our business, financial condition and operating results.

If we are unable to adequately protect our brand image we may lose a valuable competitive advantage or be forced to incur costly litigation to protect our rights.

Our success depends in part on developing and protecting our brand image. Existing copyright laws afford only limited protection. It is possible that others will infringe our brand copyright by developing and designing their services around our brand and offer similar services. This may affect our business significantly

Our failure to anticipate rapid changes in competition may negatively affect demand for our services in the marketplace.

The Wedding Services market may be subject to rapid and significant business changes. We expect that new services and concepts applicable to our industry can emerge in the future, and these new services and concepts may be superior to our services. Our future success will depend, in part, on our ability to develop new services according to changing business conditions. These initiatives are inherently risky, and they may not be successful or may have an adverse effect on our business, financial condition and results of operations.

The Company’s business is affected by various regulations and compliance with stringent health, safety and environmental laws are expected to be significant. The failure to comply with existing and new health, safety and environmental laws could adversely affect our results of operations.

A central component of our wedding service is catering. This is subject to Food Regulations. The Indian food and processing industry is governed by multiple legislations. Dealing with an array of food laws and governing bodies is also a challenge. In addition, we are also subject to regulation relating to local land use controls, permits planning permission, fire and safety standards. We could be subject to substantial civil and criminal liability and other regulatory consequences in the event that a health or environmental hazards were to be found. We may be the subject of consumer interest litigation in India relating to allegations of such hazards, as well as in cases having potential criminal and civil liability filed by regulatory authorities. If such cases are determined against us, there could be an adverse effect on our brand reputation business and operations.

We and some of our third-party suppliers are susceptible to the occurrence of catastrophic events, which could impair our ability to operate our business.

We and some of the third-party service providers on which we rely are vulnerable to damage from catastrophic events, such as power loss, natural disasters, terrorism, fires, accidents and similar events beyond our control. If we or our suppliers experience any of these events, our services to the customers may not function properly, we may lose customers and revenues, and we may have difficulty attracting new customers, any of which could have a material adverse impact on our business, financial condition and results of operations. In addition, the business interruption insurance we carry may not cover any or all of the losses we may experience as a result of such events. Any significant losses that are not covered by insurance could negatively affect our financial condition and results of operations.

Our business and activities will be regulated by the Competition Act, 2002 (India).

The Parliament of India enacted the Competition Act, 2002 (the “Competition Act”) for the purpose of preventing practices having an adverse effect on competition in the relevant market in India under the auspices of the Competition Commission of India (the “CCI”). Under the Competition Act, any arrangement, understanding or action, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition is void and attracts substantial penalties. On March 4, 2011, the Government notified and brought into force the combination regulation (merger control) provisions under the Competition Act, effective from June 1, 2011. The combination regulation provisions require that acquisition of shares, voting rights, assets or control or mergers or amalgamations which cross the prescribed asset and turnover-based thresholds shall be mandatorily notified to and pre-approved by the CCI. In addition, on May 11, 2011, the CCI issued the final Competition Commission of India (Procedure in regard to the transaction of business relating to combinations) Regulations, 2011 that sets out the mechanism for implementation of the combination regulation provisions under the Competition Act.

The effect of the Competition Act on the business environment in India is currently unclear. If we are affected, directly or indirectly, by any provision of the Competition Act, or its application or interpretation, including any enforcement proceedings initiated by the Competition Commission and any adverse publicity that may be generated due to scrutiny or prosecution by the Competition Commission, it may have a material adverse effect on our business, results of operations, financial condition and prospects.

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Our ability to raise foreign capital may be constrained by Indian law.

Our operating subsidiary, as an Indian company, will be subject to exchange controls that regulate investments in foreign currencies. Such regulatory restrictions limit our financing sources for our business operations or acquisitions and other strategic transactions, and consequently could constrain our ability to obtain financings. In addition, we cannot assure you that the required approvals will be granted to us, even if granted within the normal time limits.

If we are not able to obtain further financing, our business operations may fail.

Substantial expenditures will be required to enable the Company to scale up its operations and quality of services. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering to grow and expand its operations. The Company’s established bank-financing arrangements will not be adequate. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

RISKS RELATED TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	products and services offered by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

There are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending 2013 to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2012. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock may be deemed “penny stock”, which would make it more difficult for investors to sell their shares.

If a market develops and the price of the Company’s stock is below $5.00 per share, or the Company does not have $2,000,000 in net tangible assets, or is not listed on an exchange or on the NASDAQ National Market System, among other conditions, the Company’s shares may be subject to a rule promulgated by the SEC that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, if the price of the Company’s stock is below $5.00, and does not meet the conditions set forth above, sales of the Company’s stock in the secondary market will be subject to certain additional new rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of stock provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealers and disclosure of the sales person working for the broker-dealer. These rules and regulations may affect the ability of broker-dealers to sell the Company’s securities, thereby limiting the liquidity of the Company’s securities. They may also affect the ability of purchasers in the Offering to resell their securities in the secondary market.

Additional issuances of our securities may result in immediate dilution to existing stockholders.

We are authorized to issue up to 300,000,000 shares of Common Stock, $0.001 par value per share, of which 41,646,160 are currently issued and outstanding. Further, we are authorized to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value per share of which none are issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of Common Stock, and to determine the rights, preferences and privileges of our preferred stock, without consent of any of our stockholders. We may issue either common or preferred stock in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing stockholders’ interests, which will negatively affect the value of your shares.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Certificate of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Delaware law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

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Absence of Public Market

There has never been any established “public market” for shares of Common Stock of the Company, and no assurance can be given that any market for the Company's Common Stock will develop or be maintained. If a public market ever develops in the future, the sale of “unregistered” and “restricted” shares of Common Stock pursuant to Rule 144 of the Act, may adversely affect the market price, if any, for the Company's shares and could impair the Company's ability to raise capital through the sale of its equity securities. In order to qualify for the resale of Common Stock under Rule 144, certain holding periods must be met and either legal opinions setting forth exemptions from the Act must be provided or registration statements must be in effect relating to such Common Stock. Further, there is no assurance that Rule 144 will be applicable to the Company and investors may not be able to rely on its provisions now or in the future.

Dividends

Payment of dividends on the Common Stock and Preferred Stock is within the discretion of the Board of Directors, is subject to state law, and will depend upon the Company's earnings, if any, its capital requirements, financial condition and other relevant factors.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

The net proceeds to be realized from this Offering will be approximately $3,000,000 if all the shares being offered are sold. The Company's management estimates that if all shares are sold, the net proceeds to the Company should be sufficient to meet the Company's funding requirements for the next twelve (12) months after this Offering. Management anticipates the proceeds will generally be used as follows, and the estimated use of proceeds set forth below is not intended to represent the order of priority in which the proceeds may be applied:

Total Proceeds	Aggregate Offering	Percentage of Offering
Business Infrastructure	$1,345,000	44.83%
Public Listing Expenses	$85,000	2.83%
Marketing	$1,000,000	33.33%
General and Administrative	$570,000	19.00%
Total	$3,000,000	100%

THE FIGURES SET FORTH ABOVE ARE ESTIMATES, CANNOT BE PRECISELY CALCULATED AND SHOULD NOT BE RELIED UPON. ACTUAL EXPENDITURES MAY VARY SUBSTANTIALLY FROM THESE ESTIMATES AS A RESULT OF FUTURE EVENTS. ALTHOUGH THERE ARE NO CURRENT PLANS TO DO SO, THE COMPANY'S BOARD OF DIRECTORS RESERVES THE RIGHT, IN THE EXERCISE OF ITS BUSINESS JUDGMENT; TO ALTER THE ESTIMATES AND ANTICIPATED USES SET FORTH HEREIN.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this Registration Statement, the Company has 41,646,160 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding. The Company is registering an additional 10,000,000 shares of its Common Stock for sale at the price of $0.30 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not, nor have been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Terms of the Offering

The Offering shall continue until all shares offered hereunder are sold or until termination of this Offering on May 18, 2014. The Company may extend the ending date for the Offering at its sole discretion. Subscribers shall make all checks payable to KM Wedding Events Management, Inc. for payment of their subscription price. Upon acceptance of a subscription for Shares and corresponding receipt of payment, all funds will be immediately available to the Company. Subscribers may not withdraw subscription funds deposited in the KM Wedding Events Management, Inc. account. After release to the Company, subscription funds not applied to Company expenses or obligations may be invested by the Company in short-term highly liquid investments, which may include uninsured depositories.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

The Offering shall continue until all shares offered hereunder are sold or until termination of this Offering on May 18, 2014. The Company may extend the ending date for the Offering at its sole discretion.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1. receive, review and execute and deliver a Subscription Agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right To Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable. However, this does not limit your rescission rights under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements contained in this Registration Statement.

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 10,000,000 shares of our Common Stock at a price of $0.30 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholders	41,646,160	80.64%	$1,072,808	26.34%	$0.001 - 0.20
Purchasers of Shares	10,000,000	19.36%	$3,000,000	73.66%	$0.30
Total	51,646,160	100.00%	$4,072,808	100.00%

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2013. Totals may vary due to rounding.

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	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.30 per share	$0.30 per share	$0.30 per share
Net tangible book value at September 30, 2013	(0.002) per share	(0.002) per share	(0.002) per share
Net tangible book value after giving effect to the Offering	0.056 per share	0.044 per share	0.030 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	0.059 per share	0.046 per share	0.032 per share
Per Share Dilution to New Investors	0.241 per share	0.254 per share	0.268 per share
Percent Dilution to New Investors	80%	85%	89%

If 100% of the offered shares are sold we will receive the maximum proceeds of $2,915,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $2,165,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $1,415,000 after offering expenses have been deducted. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering to grow and expand its operations. The Company’s established bank-financing arrangements will not be adequate. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

DESCRIPTION OF PROPERTY

We currently rent an office located at 11501 Dublin Blvd., Suite 200, Dublin, CA 94568 at a yearly rental rate of $1,200. In the future, we may be required to seek additional office space. We do not foresee any significant difficulties in obtaining any required space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

The total number of Shares authorized to be issued by the Company is Three Hundred Ten Million (310,000,000). This consists of Three Hundred Million (300,000,000) Shares of Common Stock, (the “Common Stock”) and Ten Million (10,000,000) Shares of Preferred Stock (the “Preferred Stock”). As of the date of this Registration Statement, there are 41,646,160 shares of Common Stock and 0 shares of Preferred Stock, issued and outstanding. All shares of the Common Stock are “restricted shares” as that term is defined under the Securities Act of 1933. As of the date of this Registration Statement, there are no outstanding options to purchase shares of the Common Stock of the Company.

Common Stock

The Common Stock has a par value of $0.001 per share. Each share of Common Stock is entitled to one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested. Shareholders will not have a right to cumulate their votes for the election of directors.

Upon liquidation of the Company, the holders of Common Stock will share pro rata in the distribution of assets. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

The Common Stock Shares offered hereby will be evidenced by a certificate when issued.

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Preferred Shares.

The Board of Directors is authorized from time to time to provide for the issuance of up to 10,000,000 shares of Preferred Stock in one or more classes or series not exceeding in the aggregate the number of Preferred Shares authorized by the Certificate of Incorporation. The Board of Directors is also authorized to determine with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to such series or class of Preferred Stock (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of such Class of Preferred Shares of any series may be entitled (which may be cumulative or non-cumulative), the rights of holders of such series or class of Preferred Shares in the event of liquidation, dissolution, or winding up of the affairs of the Company, the rights, if any, of holders of such series or class of Preferred Shares of any series to convert or exchange such Preferred Shares of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

Before the Company shall issue any additional series or class of Preferred Shares, a Certificate of Designation, or Restated Certificate of Incorporation, fixing the voting powers, designations, preferences, the relative, participating, option, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the Preferred Shares of such series, and the number of Preferred Shares of such series authorized by the Board of Directors to be issued shall be filed with the Delaware Secretary of State Division of Corporations in accordance with the Delaware Code and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

Preemptive Rights. No holder of any stock of the Company shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Company or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities convertible into shares of stock, or any class or series thereof, but any such unissued or additional shares, rights, options, or warrants or convertible securities of the Company may, from time to time, be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as the Board of Directors may, in its discretion, determine, without offering; any part thereof to any shareholders of any class, or series then of record; and any shares, rights, options or warrants or convertible securities which the Board of Directors may at any time determine to offer to shareholders for subscription, may be offered to holders of shares of any class or series at the time existing, to the exclusion of holders of shares of any or all other or classes or series at the time existing, in each case as the Board of Directors may, in its discretion, determine.

Dividends

Common Stock

No dividends have ever been paid on the Common Stock and the Company does not currently anticipate paying any cash or other dividends on the Common Stock. Future dividend policy will be determined by the Board of Directors of the Company in light of prevailing financial need and earnings, if any, of the Company and other relevant factors. Investors who anticipate the need for either immediate or future income in the form of cash dividends from an investment in the Company should not purchase the Common Stock offered hereby.

Preferred Stock

No dividends have ever been paid on the Preferred Stock and the Company does not currently anticipate paying any cash or other dividends on the Preferred Stock. Future dividend policy will be determined by the Board of Directors of the Company in light of prevailing financial need and earnings, if any, of the Company and other relevant factors. Investors who anticipate the need for either immediate or future income in the form of cash dividends from an investment in the Company should not purchase the Common Stock offered hereby.

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Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC and its phone number is 212-828-8436. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTCBB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCBB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCBB upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF KM WEDDING EVENTS MANAGEMENT INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

KM Wedding Events Management, Inc. (the “Company” or “KM”) was incorporated in the State of Delaware on October 24, 2012. On February 14, 2013, KM entered into a Stock Purchase Agreement with KM Matrimony Pvt. Ltd, a company incorporated under the Companies Act, 1956, of India (“KM India”), pursuant to which KM shall purchase up to ten million (10,000,000) shares of KM India’s common stock at a price of 11 Indian Rupees ($0.21 USD) per share for an aggregate purchase price of up to two million one hundred thousand dollars ($2,100,000 USD) dollars. On February 14, 2013, KM entered into a Stock Purchase Agreement, pursuant to which KM shall purchase Three Million One Hundred and Fifty Thousand (3,150,000) shares of KM India’s common stock from Mr. Venkatesan Vaidhyanathan, Mrs. Meera Ngarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar payable in two tranches as follows: (i) Tranche A: One Million One Hundred and Fifty Thousand (1,150,000) shares of KM India’s common stock at a purchase price of 11 Indian Rupees ($0.21 USD) per share (“Tranche A”); and (ii) Tranche B: Two Million (2,000,000) shares of KM India’s common stock at a purchase price equal to the fair market value of KM India’s shares at the time of purchase (“Tranche B”).

As a result of the Stock Purchase Agreements, KM shall carry on the business of KM India as its primary business and KM India shall become a wholly-owned subsidiary of KM. KM India has been involved in the wedding services industry in South India for the past twelve years. KM is the brand, which is a short form for ‘Kalyana Malai’ meaning ‘Wedding Garland’ in South Indian language. The services offered by KM India include Matrimonial (Matchmaking) Services and Wedding Services. Unless otherwise specified, KM and KM India shall hereinafter be collectively referred to as “KM” or the “Company”.

KM’s Matrimonial Services include matchmaking and partner identification, through a well thought-out and efficient multi touch point service through various mediums including online, offline, print media, ground events, television shows, etc.

The Wedding Services of KM are wide-ranging, from catering to event planning and management. In order to enhance its presence and to create captive capacity, KM intends to have its own wedding infrastructure, which would be available for lease, to enable the Company to scale up its business quickly.

KM currently focuses on the geographic locations of Tamil Nadu and Andhra Pradesh (two of the Southern States in India). With a well-established and respected brand created through over twelve years of presence in this market, KM is well positioned to exploit the potential of this market and is also planning to expand its services to the United States. KM’s target customers include the Indian high-income group, higher middle-income group, and other affluent individuals. This segment, being upwardly mobile and comfort and service focused, provides the right target group for the business positioning of KM.

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KM will be launching its matrimonial services in the U.S. targeting the Indian Diaspora in the United States. The majority of South Indian Diaspora in the U.S. follows traditional practices in Match Making and also in conducting wedding events in India as per their custom and religious practices. The Indian Diaspora is also one of the affluent communities in the U.S. In fiscal year 2012, KM had successfully conducted community events in a large number of cities in the U.S. to create brand awareness, and the events had been well received and attended by a large number of people.

Considering the U.S. market is material and even more lucrative, KM will soon launch a dedicated service as a division in its portal to these communities, with front end web portal enabling the match making to be done within the U.S., and integrate this with the back end of wedding services in India, to service the communities in India. In October 2013, we filmed our Sun TV television program in six locations throughout the United States, including New York, Connecticut, New Jersey, San Jose, Dallas and Houston. These episodes will assist in our launch throughout the United States.

Matrimonial Services (Matchmaking Services)

In 2004, KM India entered into the Matrimonial Services industry by acquiring three different firms involved in various aspects of matrimonial services, as set forth below:

A.	Pyramid Creations a production firm providing matrimonial service through the TV Medium through a program named KM commenced in 2000,
B.	Kalyanamalai.net, a firm providing matrimonial service through Online Platform since 2001; and
C.	Kalyanamalai, a Matrimonial Magazine (Publication) firm established in 2002.

The Company consolidated these activities and became a single comprehensive Matrimonial Service provider with multi touch point service capabilities covering the Internet, Matrimonial Publication and a unique TV program.

For the Matrimonial Services, KM continued using the established ‘Kalyanamalai’ brand name for all its matrimonial services for all its divisions, and promoted the same across all the touch points. While improving the business through the existing acquired channels, KM also expanded its service channels by adding Branch and Franchisee networks across the target geographic locations and incorporated hugely popular and uniquely positioned events themed around the South Indian Hindu Wedding Religious facets like ‘Joint Prayer’ for early and hurdle free wedding, ‘Community Meet’ enabling families of probable matches to meet each other, Entertainment Events, etc. The objective of the events is for mass customer acquisition. All of the foregoing makes KM one of the most comprehensive branded matrimonial service providers in the South Indian wedding market.

One of the key strategies of KM is maintaining the ‘Traditional, Social & Cultural values’ intact while incorporating and taking the benefit of new age technologies. Further, in order to ensure the reach of KM’s service to its target groups, which also includes customers from Tier 2 and Tier 3 cities , where significant % of population are not net savvy target customers, KM created a strong network of brick and mortar set up through branch and franchisee networks supported ably by a highly automated online technology process & platform for enabling matchmaking. Tier 2 and Tier 3 cities are non metro cities, that are generally defined and understood by the business communities, based on its population of the cities and its commercialization arrived after considering a multiple factors such as its sales tax revenue, number of bank branches, internet connections, and number of skilled workers etc. Tier 2 cities have a population of 1 to 5 million and Tier 3 cities are those cities which have a population of less than 1 million.

KM was able to thus create a unique combination of technology and tradition having a competitive edge in the market place. With steadfast resilience and a commitment to cater to the evolving needs of the customers, KM has established itself as a trustworthy partner among its customers, and has grown to become one of the largest matrimonial service providers of its kind in South India.

KM has been a leader in the industry and has to its credit various “firsts” in terms of introduction of new concepts and services, including;

A.	Profile introduction on TV
B.	Exclusive matrimonial magazine having color photographs of the profiles
C.	Conducting events across the geographies for customer acquisition and service
D.	Introducing the concept of ‘relationship officers’ for matrimonial services
E.	Improved search tools and matching logic

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One of the key differentiations, brought out by KM is the direct introduction of marriage-seeking profiles through the TV medium through a weekly series running since 2000. This is telecast on SUN TV, which is ranked No. 1 in terms of viewership and reach in South Indian TV Market. SUN TV holds a bouquet of 20 channels and has the highest reach, frequency and patronage of millions of viewership all over the world.

This gives an all-important competitive edge for driving the brand as well as providing efficient service to profile seekers. To make the best of this, KM has implemented a unique design for the program to enable the brand to reach a far larger audience than just the profile seekers. The program design allows incorporation of entertainment based ‘debate show’ as an integral part of the program, which covers various ‘topics of social impact’ which is discussed and debated upon by professionals & experts. This debate is moderated and judged by a professional and/or celebrity. By covering interesting topics, this program has attracted large numbers of followers and has also enabled KM to get a large number of celebrities on the KM platform including policy makers, administrators, politicians, actors and other celebrities. Filming for this ‘debate show’ is held in front of a large live audience (ranging from 1,000 - 3,000 live viewers). This has created a strong brand positioning for KM as a matrimonial player and has created an ideal launching platform for the wedding services of KM. Further, this has helped KM in being recognized as a player best suited to cater to the requirements of the target customer base.

This innovative strategy of being telecast on the SUN TV network affords the Company;

•	Immediate brand connect for ‘KM’ with a wide range of specific targeted and segmented audience, and
•	Numerous options for the profiles for finding the right partner filtered through a wide base.

Entry into the lucrative Wedding Services market

After having established KM as a leading and respected service provider in the matrimonial industry, KM entered into other areas of wedding services. KM has entered the wedding event management and allied services segments including wedding catering services by acquiring Unique Marriage Services, a firm involved in the wedding catering and management services since 1980. The firm was providing Wedding services under the brand name ‘Athithi’. This business acquisition enabled KM to possess an intellectual property consisting of wedding design, catering knowhow, talent pool, skilled labor, vendor supply chain network, wedding hall owners network, sourcing strategy, proprietary recipe of signature dishes, market intelligence, etc, which was previously owned by Unique Marriage Services.

With the addition of wedding services, which focuses on the higher end of the value chain in the wedding industry, KM is able to service the customers already using KM for the matrimonial service. The Company became one of the earliest entrants in the industry to provide an integrated wedding service. Keeping in line with KM’s strength in the geographical area of Tamil Nadu, KM focuses on servicing the South Indian community from providing the matchmaking services to conducting the wedding event.

KM has created a wide range of services as part of conducting the wedding event for South Indian Hindu weddings. The range of services typically includes:

In order to make the service comprehensive and create internal capacity for wedding services, KM has embarked on a wedding halls project wherein KM will either create a wedding hall on its own or collaborate with the owners of top quality branded wedding halls. This will enable KM provide comprehensive services under one roof. KM is planning to begin this project by entering into long-term lease relationships with wedding infrastructure owners. This is modelled on the concept similar to that of the hotel chain industry. The infrastructure will be coupled with comprehensive services for the conduct of the wedding including food and other requisite services provided by KM. Further, the model is expected to evolve wherein the ownership of the property is separated from the managers and branded service providers who in this case are the hotel chains who largely don’t own the asset.

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The wedding hall facilitates the conduct of religious rituals, and houses all the necessary facilities like rooms for families, assembly hall, dining hall, etc. KM is in talks with infrastructure owners and is exploring the possibility of creating a chain of branded wedding halls through leased wedding infrastructure to promote its services with its main focus on the high income group and higher middle income group target audience.

The objective of KM’s wedding halls project is to create ‘top quality wedding infrastructure’ where turnkey services for the wedding event can be provided by KM. This will position KM as a branded player in a currently largely unorganized market. Incidentally, for top quality wedding halls there is a huge demand and business potential. Considering the fact that there is a large demand for quality wedding halls, there are very limited options available for satisfying the demand as most existing wedding halls have limited facilities and quality. This results in wedding dates getting fixed sometimes 15-20 months from the wedding getting confirmed. This provides a great opportunity for weddings being matched by KM.

By providing wedding event management services along with quality wedding halls, KM will be able to capitalize on the growing ‘wedding market’ by focusing on providing personalized and quality service and straddling across the value chain in this business segment with a focus on the target groups of high income and high middle income groups. This will make KM a unique player in the market with services offered starting from matrimony and culminating in the wedding infrastructure and event management service.

Strategic Alliances

The Company has various strategic relationships with top brands in an endeavor to create and position the brand.

•	Satellite Channel SUN TV: Tamil’s leading Satellite Channel having the widest reach as well as highest viewership among the Tamil Community. The Company’s agreement with SUN TV enables the Company to screen the Kalyanamalai TV program wherein match-seeking profiles are introduced on TV. The relationship started in the year 2000 by the firm, Pyramid Creations, and continues for over 13 years as a weekly episode. With the program design packaging an entertainment component, is being watched by over 10 million viewers every week promoting the brand image of KM among this audience.
•	Publication: Ananda Vikatan leading Weekly Tamil Magazine. The Company’s agreement with Ananda Vikatan enables printing & distribution of the Company’s matrimonial magazine Kalyanamalai through the network of Ananda Vikatan.
•	Satellite Channel Gemini TV, Telugu’s leading Satellite Channel, wherein the telecast of Vivaha Bandham TV program enables KM to reach millions of people through its high quality telecast & global presence.

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Indian Wedding Market

Indian Weddings typically are conducted over two calendar days in a traditional wedding hall, which is capable of accommodating a large number of guests averaging around 500 - 5,000 guests for a wedding. The wedding events are evolving from being a religious one to a social one and are normally among the top spending events in one’s life.

Key business drivers for the industry are:

•	Demographic profile of the Indian population having a large proportion of young people below the age of 25.
•	With the economic growth and consequent improvement in the disposable income of the Indian middle and upper middle class the wedding expenses are on the rise.
•	With the changing social profile, large numbers of young women are becoming earning members of the society thereby having higher incomes and increased discretionary spending.
•	A focus on maintaining the traditional values and seemingly increasing the rigor of adherence to these values.
•	Wedding events getting evolved from being a small family event to a status symbol as well as social positioning.
•	Incorporating entertainment for improved social positioning.
•	Continuously increasing circle of friends and relatives resulting in higher attendance for the wedding (social networking).

This provides great opportunity for various players involved in the wedding services.

There are a wide range of wedding services which are required in the market including:

•	Pre-Wedding – Matchmaking & Matrimonial Services
•	Wedding – Event Management Services & Wedding Shopping (beauty treatment, salon, spa)
•	Post-Wedding – Honeymoon packages and other related services.

Out of the above, the highest volume happens in the matrimonial services and the highest value is created in the wedding event management services.

Indian weddings at the high end of the society have always been an event of huge magnitude in terms of its grandeur. India’s burgeoning middle class, now 300 million strong, are turning weddings into a showcase event of their growing disposable incomes and newfound appetites for the goodies of the global marketplace. The change is visible in the middle class who want the flavour and ambience of elite weddings. They too are spending and want the best available with improved quality an incorporating new concepts and themes. Thus, while continuing to be a religious event, weddings have various aspirational angles for improved social positioning.

With weddings becoming more and more aspirational, various opportunities and fresh services are getting introduced. Wedding planners belong to the event management industry, which is growing at a fast and steady rate. While this industry is still nascent and evolving in India, Indian wedding event management services companies have clearly demonstrated their capabilities in successfully managing several large weddings and mega national and international events over the past few years. With rising incomes, people are also spending more on weddings, parties and other personal functions. However, with the lack of wedding infrastructure and the unorganized management of most wedding events, there exists a big gap and a potential high growth in this segment of the industry.

One of the key requirements for a good wedding, specifically in the southern part of the India is the requirement of a wedding hall. As the wedding events are generally conducted over 2 to 3 days, people generally prefer to have the events exclusively in the wedding halls. Wedding halls are generally owned and operated by an unorganized sector and mostly, even in metro cities like Chennai, the infrastructure of the wedding hall has not evolved with the changing times. Even the top quality halls in the city do not have requisite car parking and more than 70% of the halls do not have air conditioning. It is for this reason, that banquet halls of various star hotels have been used for wedding parties. In fact, various religious offerings which are part of the wedding ceremony are restricted in these halls and hence, the customers end up having the ceremony in a different place and a party in the banquet hall. This is where the KM business model is relevant to the traditional Indian Wedding Services Market, and its value is likely to be perceived more so in its target geographies and its focus market segments.

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Weddings at a higher end of the ‘socio economic profile’ get postponed/delayed after the decision on the wedding, owing to lack of top quality infrastructure capable of handling the service requirements. This is owing to the fact that the supply of quality halls is very limited compared to the ever-increasing demand.

While typically caterers double up as wedding event managers, they generally take care of the conduct of the wedding, after the wedding hall is booked. Thus, they do not take care of the wedding hall requirements. Further, with good wedding halls being in constant demand, pre-booking is done around a year in advance. There is a huge time gap between the decision on the hall and arrangement of a contractor. Further, most of the wedding contractors are cooks by themselves. Hence, the major focus of a contractor goes into food and its quality and generally service requirements are given a back seat and so is the requirement of logistics and rituals associated with the wedding. Thus, the business of wedding services is largely unorganized and split across multiple categories of service providers.

KM’s Expansion into the U.S. Market

KM has been servicing the Non Resident Indian (NRI) & Persons of Indian Origin (PIO) communities in the United States over the last 12 years. KM’s SUN TV Program is very popular among the South Indian NRI community in the U.S., with over 200,000 viewers.

The Ministry of International Affairs, India, reports that there are 2.25 Million NRIs and PIOs in the U.S. Additionally:

•	The U.S. Census Bureau has reported the average Indian American family annual income at $60,000 as against the national average of $38,885. It is estimated that the annual buying power of Indian Americans stands at $25 billion.
•	One in every nine Indians in the U.S. is a millionaire, comprising 10% of U.S. millionaires. Source: 2003 Merrill Lynch SA Market Study

This is a large market for Wedding Services including Matrimony and Turn Key Wedding Event Management Services in the U.S. Over the last couple of years around 30% of KM’s Wedding Services (Athithi) revenues are generated out of the customers who are based out of the U.S.

Further, KM plans to launch a special web-based service for U.S. Indians to match U.S. resident Indians to those in India to find the right life partner.

Since 2011, KM’s ties with the U.S. have increased substantially. KM’s management team visited and met with various South Indian groups and associations across the length and breadth of the U.S. and has created close relationship with these groups/associations. KM has established relationships with a large number of associations from across the U.S. including the following:

•	Federation of Tamil Sangams of North America (FeTNA)
•	Tamil Sangam of Greater Washington
•	Tamil Association of Greater Delaware Valley
•	Connecticut Tamil Sangam
•	Las Vegas Tamil Sangam
•	Boston Thamil Association
•	Muthamizh Sangam of Central Florida
•	Kentucky Tamil Sangam
•	Greater Atlanta Tamil Sangam (GATS)
•	New Jersey Tamil Arts and Cultural Society (NJTACS)
•	Chicago Tamil Sangam
•	Austin Tamizh Sangam
•	Tamil Sangam - Michigan
•	Minnesota Tamil Sangam (MNTS)
•	Richmond Tamil Sangam
•	Lexington Tamil Cultural Association
•	Alabama Tamil Sangam
•	New England Tamil Sangam
•	Tampa Tamil Association
•	The Tamil Association of Colorado
•	Arkansas Tamil Sangam
•	Harrisburg Area Tamil Sangam
•	Bharati Tamil Sangam Fremont, CA

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In October 2013, we filmed our Sun TV television program in six locations throughout the United States, including New York, Connecticut, New Jersey, San Jose, Dallas and Houston. These episodes will assist in our launch throughout the United States.

KM plans to expand its presence in the U.S. and focus on being a market leader in providing “Turn Key Wedding Management Services” for conducting weddings in India. With an already strong brand presence among the target population, KM intends to invest further in local presence, marketing and service offering. With the launch of KM Wedding Halls, which suits the infrastructure requirements expected by those who are used to American comforts, coupled with the brand, experience and local presence and marketing, KM expects to have over 50-60% of its revenues servicing this market in the coming years. Further, Thematic Weddings are popular among the Indian population settled in the U.S., accordingly, KM will focus on providing such weddings, which KM believes will provide higher revenue and also brand positioning among the community.

Our key objectives for the U.S. market include the following:

•	The launch of Matrimony services website focused on U.S. Indians;
•	Shooting KM Sun TV Program across various cities in the U.S.;
•	Starting a local presence to expand the ‘Turn Key Wedding Event Management Service’ for the South Indian Community conducting weddings in India; and
•	Becoming a solution provider for U.S. residents looking at concept weddings in India.

Competition

Being an unorganized industry, the industry consists of a wide spectrum of service providers. Each service provider focuses on one or a few services required for a wedding. Hence, there are not many organized players who focus on a wide range of services similar to the services offered by KM.

There are various wedding halls, which enable the customers to identify wedding contractors. Similarly, the wedding contractors who are mainly focusing on providing food for the occasion also enable arrangement of other logistic support including decoration, flowers, etc. Another category that is being used is the star hotels for a “reception” for a wedding, which covers all the requirements. This generally covers the hall (banquet hall), food, decorations, services, etc.

A comparison chart across various organized players and major categories of players is as follows:

Name	Matrimony	Wedding Planning	Event Management	Event Infra
KM	Strong	Medium	Strong	Medium
Bharat Matrimony	Strong	No	No	No
Shaadi.com	Strong	No	No	No
Times matrimony	Strong	No	No	No
Event Managers	No	No	Strong	No
Wedding Halls	No	No	No	Strong

Thus, while there is competition in each of the segments, the focus of KM is to provide a wide range of services from matrimony to event infrastructure and event management will create a new benchmark for an organized and comprehensive service provider in this industry.

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Government Regulations

We are subject to a number of U.S. federal and state, and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition and consumer protection. In particular, we are subject to federal, state, and foreign laws regarding privacy and protection of user data. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly-evolving industry in which we operate. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies, and foreign governments concerning data protection, which could affect our business.

As can be expected with any revolutionary change in the landscape of global computing, certain legal issues arise. Laws and regulations directly applicable to Internet communications, e-commerce and advertising are becoming more prevalent and due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted.  Compliance with these laws and regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on our Company, or an order that we stop the alleged noncompliant activity, either of which would substantially harm our business.

Further, there are a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection and many states have passed laws that require notifications to be sent to customers when there is a security breach of personal data. The interpretation and application of current laws regarding data protection are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data and disclosure practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Intellectual Property

Pursuant to the acquisition of Unique Marriage Services on 29th November 2012, KM owns the Intellectual property, comprising of wedding design, catering knowhow, talent pool, skilled labor, vendor supply chain network, wedding hall owner’s network, sourcing strategy, proprietary recipe of signature dishes, etc. Additionally, the company has secured the website domain name www.kmmatrimony.com. We plan to apply for trademark protection in the United States of the brand KM. We may later seek patent protection in the United States of the technologies that drive our services.  Securing these protections will be material to our business as it will raise awareness of our brand and services and protect our ideas from use by other companies with a similar business model.

Companies in the Internet, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. We intend to protect our future intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We hope to control access to our proprietary information by entering into confidentiality agreements with our employees, consultants or any third parties we may engage.

Employees and Consultants

As of the date of this Offering, the Company has approximately 81 full-time employees, 7 part-time employees and 2 consultants that operate as independent contractors. We intend to increase the number of our employees and consultants to meet our needs as the Company grows.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF KM WEDDING EVENTS MANAGEMENT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

PERIOD ENDED SEPTEMBER 30, 2013

Results of Operations

For the period from July 1, 2013 to September 30, 2013, the Company earned $606,952 in revenues and incurred $672,253 of operating expenses, which included $198,804 of general and administrative expenses, $204,046 in matrimonial service expenses, $100,583 in wedding catering service expenses, $152,706 in personnel costs, and $16,114 in depreciation and amortization costs.

                For the period from July 1, 2013 to September 30, 2013, the Company had a net loss of $80,191 and a loss per share of $0.001.

Liquidity and Capital Resources

At September 30, 2013, the Company had cash and total assets of $1,601,275. At September 30, 2013, the Company had total liabilities of $1,008,688 including $124,071 of accounts payable and accrued liabilities relating to accrued interest expense, unpaid professional fees, and unpaid general expenditures, $81,326 in income tax and other statutory liabilities, $262,083 in short-term loans and a portion of long-term debt, $260,946 in unsecured loans, other current liabilities of $236,889 and non-current liabilities of $43,373.

Cashflows from Operating Activities

During the period from July 1, 2013 to September 30, 2013, the Company used cash of $288,401 for operating activities.

Cashflows from Investing Activities

During the period from July 1, 2013 to September 30, 2013, the Company used cash of $263,230 for investing activities.

Cashflows from Financing Activities

During the period from July 1, 2013 to September 30, 2013, the Company obtained cash of $224,125 from financing activities relating to the use of cash to Investing and Operating activities.

At September 30, 2013, the Company will require additional financing from this Offering through the issuance of equity or debt, or through obtaining a credit facility, to execute its plan of operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Brief Disclosure of Long Term Contractual Obligations

As at September 30, 2013, the Company has Long Term Debts in the form of Secured Loans against the respective assets/by way of assignment of the trade receivables of the Company and Capital Lease obligations secured against respective assets. The Total Long Term Debts as at September 30, 2013 is $16,499 and repayable in a period of five years or under:

Less Than One Year	$4,586
One to Three Years	$15,509
More than Three Years	$991

YEAR ENDED MARCH 31, 2013

Results of Operations

For the period from October 24, 2012 (date of inception) to March 31, 2013, the Company (on a consolidated base including the performance of its subsidiary KM Matrimony Private Ltd. through the year April 1, 2012 to March 31, 2013), earned $1,436,632 in revenues and incurred $1,668,749 of operating expenses, which included $238,000 of general expenditures for incorporation and start-up costs, and $28,000 in professional fees relating to legal, accounting, and audit services relating to the Company’s SEC registration process.

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For the period from October 24, 2012 (date of inception) to March 31, 2013, the Company had a net loss of $278,938 and a loss per share of $ 0.007. In addition to operating expenses, the Company also incurred $68,134 expense relating to the depreciation and finance charges.

Liquidity and Capital Resources

At March 31, 2013, the Company had cash and total assets of $842,498, which was derived from Fresh Equity Infusion of $553,562, Short and Long Term Debts & Borrowings, and Extension of Credit Period by Creditors. At March 31, 2013, the Company had total liabilities of $1,120,891 comprised of $182,970 of accounts payable and accrued liabilities relating to accrued interest expense, unpaid professional fees, and unpaid general expenditures.

Cashflows from Operating Activities

During the period from October 24, 2012 (date of inception) to March 31, 2013, the Company used cash of $91,055 for operating activities.

Cashflows from Investing Activities

During the period from October 24, 2012 (date of inception) to March 31, 2013, the Company used cash of $33,460 for investing activities.

Cashflows from Financing Activities

During the period from October 24, 2012 (date of inception) to March 31, 2013, the Company obtained cash of $477,927 from financing activities relating to the use of cash to Investing and Operating activities.

At March 31, 2013, the Company will require additional financing from this Offering through the issuance of equity or debt, or through obtaining a credit facility, to execute its plan of operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Brief Disclosure of Long Term Contractual Obligations

As on 31st March 2013, the Company has Long Term Debts in the form of Secured Loans against the respective assets/by way of assignment of the trade receivables of the Company and Capital Lease obligations secured against respective assets. The Total Long Term Debts as at 31 March 2013 is $ 78,246 and repayable in a period of five years as under:

Less Than One Year	$23,630
One to Three Years	$36,553
More than Three Years	$18,063

GENERAL DISCUSSION

The successful implementation of our business plan is dependent upon receiving sufficient funds from this Offering and/or additional funding from management, the issuance of equity or debt, or through obtaining a credit facility. Substantial expenditures will be required to enable the Company to scale up its operations and quality of services. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering, to grow and expand its operations. The Company’s established bank-financing arrangements will not be adequate. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

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As of effectiveness of our registration statement of which this prospectus is a part, the Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. We will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this Offering. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. Furthermore, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price and could limit our ability to report our financial results accurately and timely.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director(s) and executive officer(s), the principal offices and positions held by each person and the date such person became a director and/or executive officer. Our Board of Directors appoints our executive officers who serve at the pleasure of the Board. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.

Name	Age	Position
V. Venkatesan alias Mohan	62	Chairman and Founder
Meera Nagarajan	50	Managing Director and CEO
V.Vijaya Bhaskar	37	Director of Technologies and Operations

V. Venkatesan alias Mohan – V. Venkatesan is the founding member of KM and brings over 30 years of experience in the Matrimonial, Wedding event management business. He is responsible for marketing and brand building for the company. He has produced various tele-serials/documentaries related to Indian Culture & Practice.

Meera Nagarajan – Meera is the co-founder and Managing Director/CEO of KM and she is responsible for overall management. She is also the editor of Kalyanamalai fortnightly magazine owned by KM. She holds Masters Degrees in Public Administration & Economics. She is also a Writer & Director for various TV programs including ‘Festivals of India’ a Multi lingual program, telecast in over 10 countries across the globe.

V.Vijaya Bhaskar – Vijaya Bhaskar is the Director of Technologies and Operations and he handles the online portal (www.kmmatrimony.com). He also manages a team which provides solutions to the website, magazine, ground events and any other activity. He holds Bachelor Degree in Computer Science.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation payable to our officer(s) and director(s) for the fiscal year ended March 31, 2013 for services. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
V. Venkatesan alias Mohan(1)	Chairman and Founder	2013	15,416	0	0	0	0	0	0	15,416
Meera Nagarajan(2)	Managing Director and CEO	2013	15,416	0	0	0	0	0	0	15,416
V.Vijaya Bhaskar (3)	Director of Technologies and Operations	2013	15,416	0	0	0	0	0	0	15,416

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of March 31, 2013.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The compensation paid to our directors for their services on the Board of Directors of the Company is set forth above in the Summary Compensation Table.

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Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Mohan collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Director Independence

Our board of directors is currently composed of two members who do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the director with regard to his business and personal activities and relationships as they may relate to the Company and our management.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at December 9, 2013 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of December 9, 2013, we had 41,646,160 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	V. Venkatesan alias Mohan	16,200,000	38.899%
Common Stock	Meera Nagarajan	5,400,000	12.966%
Common Stock	V.Vijaya Bhaskar	1,350,000	3.242%
Officers and Directors as a Group (3)		22,950,000	55.107%
Common Stock	Unifina Capital Partners LP	6,000,000	14.407%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 14, 2013, KM entered into a Stock Purchase Agreement with KM Matrimony Pvt Ltd, a company incorporated under the Companies Act, 1956, of India (“KM India”), pursuant to which KM shall purchase up to ten million (10,000,000) shares of KM India’s common stock at a price of 11 Indian Rupees ($0.21 USD) per share for an aggregate purchase price of up to two million one hundred thousand dollars ($2,100,000 USD) dollars.

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On February 14, 2013, KM entered into a Stock Purchase Agreement, pursuant to which KM shall purchase Three Million One Hundred and Fifty Thousand (3,150,000) shares of KM India’s common stock from Mr. Venkatesan Vaidhyanathan, Mrs. Meera Ngarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar payable in two tranches as follows:

(i) Tranche A: One Million One Hundred and Fifty Thousand (1,150,000) shares of KM India’s common stock at a purchase price of 11 Indian Rupees ($0.21 USD) per share (“Tranche A”); and

(ii) Tranche B: Two Million (2,000,000) shares of KM India’s common stock at a purchase price equal to the fair market value of KM India’s shares at the time of purchase (“Tranche B”).

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our director(s) or executive officer(s);
(B)	any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Zouvas Law Group, P.C. in San Diego, California.

EXPERTS

Manohar Chowdhry & Associates, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Manohar Chowdhry & Associates has presented its report with respect to our audited financial statements.

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COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director’s duty of loyalty to the Company or its stockholders;
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
  under Delaware law for the unlawful payment of dividends; or
  for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to this Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Ms. Meera Nagarajan, our Managing Director and Chief Executive Officer.

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KM WEDDING EVENTS MANAGEMENT, INC.

(A Development Stage Company)

Consolidated Financial Statements

For the year ended March 31, 2013

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MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street,
Abiramapuram, Chennai 600 018.
India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors

of KM Wedding Events Management Inc

We have audited the consolidated balance sheet of KM Wedding Events Management Inc ("the Company") and its subsidiary as of March 31, 2013, and the related consolidated statement of income, changes in shareholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiary as of March 31, 2013, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India

Date: August 31, 2013

Chennai ✧ Bangalore ✧ Dubai ✧ Hyderabad ✧ Mumbai
Coimbatore ✧ Gurgaon ✧ Kochi ✧ Madurai ✧ Mangalore ✧ Vizag

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KM Wedding Events Management, Inc
Consolidated Balance Sheet as at March 31, 2013
(in US Dollars $ unless otherwise stated)
		As at March 31,
	Notes	2013
ASSETS
Current assets:
Cash and cash equivalents	4	$374,598
Accounts receivable, net	5	84,738
Other current assets	6	220,804
Total current assets		680,140

Non-current assets:
Property, plant and equipment, net	7	115,421
Intangible assets, net	8	4,495
Film costs	24	579
Other non-current assets	9	41,863
Total non-current assets		162,358
Total assets		842,498

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	10	$182,970
Income tax and other statutory liabilities	11	117,579
Short-term loans & current portion of long term debt	12	471,163
Other current liabilities	13	250,995
Total current liabilities		1,022,707

Non-current liabilities:
Long-term debt	12	54,616
Deferred tax liabilities	14	26,769
Other non-current liabilities	15	16,799
Total non-current liabilities		98,184

Equity:
Common stock	16	$39,246
Additional paid-in-Capital		553,562
Accumulated deficit		(268,635)
Equity Attributable to equity holders of the company		324,173
Non-Controlling Interest		(602,566)
Total equity		(278,393)

Total liabilities and equity		$842,498

The accompanying notes are an integral part to these financial statements.

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KM Wedding Events Management, Inc
Consolidated Statements of Income for the period ended March 31, 2013
(in US Dollars $ unless otherwise stated)
		For the period ended
	Notes	March 31, 2013

Revenues
Matrimonial service income	17	$1,079,119
Wedding catering service income		357,513
Total		1,436,632

Costs and expenses
Matrimonial service expenses	18	$591,958
Wedding catering service expenses		261,988
Personnel costs		311,451
General and administrative expenses	19	472,105
Depreciation and amortization		31,247
Total		1,668,749

Operating Income / (loss)		(232,117)

Other income / (expenses)
Loss on sale of Property Plant & Equipment		$(291)
Finance charges		(36,887)
Total other income / (expenses), net		(37,178)

Income / (loss) before income tax expense		(269,295)
Income taxes
Deferred tax (expense) / benefit		(9,643)

Net income / (loss)		$(278,938)

Attributable to:
Equity holders of the company		(268,635)
Non-controlling interest		(10,303)
Net income / (loss)		$(278,938)

Earnings / (loss) per share - basic and diluted	20	(0.007)

The accompanying notes are an integral part to these financial statements.

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KM Wedding Events Management, Inc
Consolidated Statement of Changes in Equity
(in US Dollars $ unless otherwise stated)

	Number of shares	Common stock	Additional Paid-in-capital	Accumulated deficit	Equity Attributable to equity holders of the company	Non - controlling interest	Total Equity
Equity	39,246,160	$39,246	$553,562	Nil	$592,808	$(592,263)	$545

Net income / (loss) for the year	Nil	Nil	Nil	(268,635)	(268,635)	(10,303)	(278,938)

As at March 31, 2013	39,246,160	$39,246	$553,562	(268,635)	$324,173	$(602,566)	$(278,393)

The accompanying notes are an integral part to these financial statements.

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KM Wedding Events Management, Inc
Consolidated Statement of Cash Flows for the period ended March 31, 2013
(in US Dollars $ unless otherwise stated)

For the period ended
March 31, 2013

Cash flows from operating activities
Net income / (loss)	$(278,938)

Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	$31,247
Deferred tax expense / (benefit)	9,643
Loss on disposal of property, plant and equipment	291
Amortization of film costs	774

Changes in operating assets and liabilities
(Increase) / decrease in short term investments	$134,495
(Increase) / decrease in accounts receivables	(67,611)
(Increase) in other current assets	(39,737)
(Increase) in film costs	(579)
(Increase) in other non-current assets	(11,884)
Increase in accounts payable	78,028
Increase in income tax and other statutory liabilities	54,124
Increase / (decrease) in other current liabilities	(3,021)
Increase / (decrease) in other non-current liabilities	2,113
Net cash provided by (used in) operating activities	(91,055)

Cash flows from investing activities
Additions to property, plant and equipment	$(37,128)
Proceeds from disposal of property, plant and equipment	3,668
Net cash issued in investing activities	(33,460)

Cash flows from financing activities
Proceeds from short term debts	$131,994
Proceeds from issue of Equity Shares	592,808
Proceeds from / (repayment of) long term debts	(246,875)
Net cash provided by (used in) financing activities	477,927

Net increase in cash and cash equivalents	$353,412
Cash and cash equivalents, beginning of period	21,186
Cash and cash equivalents, end of period	$374,598
Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	36,887
Income taxes paid	4,113

Non-cash items:
Allotment of common stock	$33,000

The accompanying notes are an integral part to these financial statements.

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KM Wedding Events Management, Inc
Notes to the Consolidated Financial Statements
(in US Dollars $ unless otherwise stated)

1.	General
KM Wedding Events Management, Inc ("the Company") was incorporated on October 24, 2012 in the state of Delaware, United States of America.

The Company is a leading service provider in the matrimonial industry and recently entered in to wedding event management and allied services segments including wedding catering services in Tamil Nadu, India. With the addition of wedding services, which focuses on the higher end of the value chain in the wedding industry, the Company is able to service the customers already using KM for the matrimonial service. The Company became one of the earliest entrants in the industry to provide an integrated wedding service in Tamil Nadu, India.

2.	Significant Accounting Policies

a.	Basis of Consolidation

The Company has a contractual management relationship with KM Matrimony Private Limited, India based on the agreement with the latter and an agreement entered with the Shareholders of KM Matrimony Private Limited, India on February 14, 2013.

b.	Form and Content of the Consolidated Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in USA (“US GAAP”). The accompanying financial statements were derived from the Company’s statutory books and records. The financial statements are presented in US Dollars ($), the national currency of USA.

Subsequent events have been evaluated through August 31, 2013, the date these financial statements are available to be issued.

c.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

d.	Cash and Cash Equivalents

Cash represents cash on hand and in the Company’s bank accounts and interest bearing deposits which can be effectively withdrawn at any time without prior notice or penalties reducing the principal amount of the deposit. Cash equivalents are highly liquid, short-term investments that are readily convertible to known amounts of cash and have original maturities of three months or less from their date of purchase.

e.	Loans and Accounts Receivable

Loans and accounts receivable are stated at their principal amounts outstanding net of loan losses and allowances for doubtful debts. The accounts receivable are unsecured and the allowance for doubtful debts are established at amounts considered to be appropriate based primarily upon past credit loss experience with the customers and an evaluation of potential losses on the outstanding receivable balances.

f.	Inventories

Inventories are valued at lower of cost and net realizable value. Cost is determined using weighted average method.

g.	Property, Plant and Equipment

Property, plant and equipment are stated at historical cost, net of accumulated depreciation. The cost of maintenance, repairs, and replacement of minor items of property is charged to operating expenses. Renewals and betterments of assets are capitalized.

Upon sale or retirement of property, plant and equipment, the cost and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of income. All assets are periodically reviewed for possible impairment losses.

h.	Intangible assets

Intangible assets acquired separately are measured at cost of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and impairment losses, if any.

i.	Depreciation and Amortization

Depreciation with respect to property, plant and equipment and amortization with respect to amortizable intangible assets is computed using the straight line method over the estimated useful lives.

Depreciation and amortization rates are applied to groups of assets with similar economic characteristics, as shown below:

42

Asset Group	Estimated Useful Life
Property, Plant and equipment
Vehicles	11 years
Computers & peripherals	6 years
Furniture and Fixtures	10 years
Office Equipment	7 years
Leasehold improvements	10 years
Intangible assets
Software	6 years

j.	Income Taxes

The major tax jurisdictions for the company are India and the United States of America. The Company offsets current tax assets and current tax liabilities, where it has legally enforceable right to set off the recognized amounts and where it intends either to settle on a net basis.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases, operating loss carry forwards and tax credits. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance for a deferred tax asset is recorded when management believes that it is more likely than not that this tax asset will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period of change.

The Company accounts for interest and penalties in the statement of income as interest expense and other expenses respectively.

k.	Employee Benefits

Provident fund (Defined Contribution Plan)

In accordance with Indian law, all employees are entitled to receive benefits under the provident fund scheme, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees' basic salary. The Company has no further obligations under the plan beyond its monthly contributions. These contributions are made to fund administered and managed by the Government of India. The monthly contributions are charged to income in the period it is incurred.

Employees state insurance fund (Defined Contribution Plan)

In addition to the above benefit, all employees who are drawing gross salary of less than ` 15,000 per month are entitled to receive benefit under employee state insurance fund scheme. The employer makes contribution to the scheme at a predetermined rate (presently 4.75%) of employee's gross salary to the ESI Corporation. There no further obligations under the scheme beyond its monthly contributions. The monthly contributions are charged to income in the year it is incurred.

Gratuity plan (Defined Benefit Plan)

In addition to the above benefits, the Company provides for a gratuity obligation, a defined benefit retirement plan (the "Gratuity Plan") covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary, and the years of employment with the Company. The Company provides for the Gratuity Plan on the basis of actuarial valuation. This defined benefit plan is unfunded as on the date of these financial statements. Net periodic gratuity cost is recorded in the Statements of Income and includes service cost, interest cost and actuarial gains/losses.

l.	Revenue Recognition

Revenue from services are recognized over the period the service is contracted to be rendered. Advance amounts received from customers against billings for the period of service yet to be rendered on time proportion basis is disclosed as 'unearned revenues'.

Revenue from products are recognized when the significant risks and rewards of ownership have transferred to the buyer.

All revenues are recognized only when collectability of the resulting receivable is reasonably assured, and are reported net of discounts and service taxes.

m.	Revenues and costs - Filmed Entertainment

Television series are initially produced for television networks and may be subsequently licensed for foreign or domestic cable. The Company has not entered into secondary market transactions for the television series it produces. Revenues from distribution or exploitation of the television series in the initial market are recognized as revenues when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) arrangement fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured.

Film costs include the unamortized cost of completed television episodes and television series in production. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs for a given period is determined using the individual film-forecast-computation method. Under this method, the amortization of capitalized costs is based on the proportion of the film’s actual revenues recognized for such period to the film’s estimated remaining unrecognized ultimate revenues. All exploitation costs of the company are expensed as incurred.

With respect to the "Kalyanamalai" television series, the fair value of the film (after considering estimated future exploitation costs) is less than its unamortized film costs and hence the Company has written off to the income statement the amount by which the unamortized capitalized costs exceed the fair value.

Revenues earned from and costs incurred in production of the television series have been presented under the heads 'matrimonial service income' and 'matrimonial service expense' in the financial statements.

n.	Leasing Agreements

Capital leases, which transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the interest charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liabilities. Interest charges are charged directly to the statements of income.

Leases where the lessor retains substantially all the risks and benefits of ownership of the assets are classified as operating leases. Operating lease payments are recognized as an expense in the statements of income on a straight-line basis over the lease term.

o.	Earnings per share
Basic earnings per share is computed by dividing net income attributable to shareholders by the weighted average number of shares outstanding during the period.

Diluted earnings per share are computed on the basis of the weighted average number of common and dilutive common equivalent shares outstanding during the period except where the results will be anti-dilutive.

p.	Accounting for Contingencies

Certain conditions may exist as of the date of these financial statements which may further result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Management of the Company makes an assessment of such contingent liabilities which is based on assumptions and is a matter of opinion. In assessing loss contingencies relating to legal or tax proceedings that involve the Company or unasserted claims that may result in such proceedings, the Company, after consultation with legal or tax advisors, evaluates the perceived merits of any legal or tax proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a loss will be incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed. However, in some instances in which disclosure is not otherwise required, the Company may disclose contingent liabilities or other uncertainties of an unusual nature which, in the judgment of management after consultation with its legal or tax counsel, may be of interest to shareholders or others.

43

3.	As it is the first year of incorporation, there are no corresponding comparable for the balance shown in the financial statements

4.	Cash and cash equivalents
Cash and cash equivalents as at March 31 comprises of the following:

Particulars	As at March 31, 2013

(a) Cash on hand	$44,438
(b) Balance with banks on current accounts	330,160
Total	$374,598

44

5.	Accounts receivable
Accounts receivable as at March 31 comprises of the following:

Particulars	As at March 31, 2013

(a) Customers (trade)	$84,738
Total	$84,738

6.	Other current assets
Other currents assets as at March 31 comprises of the following:

Particulars	As at March 31, 2013
(a) Event advances	$120,873
(b) Staff advances	6,740
(c) Advance tax (net of provision for income tax)	7,706
(d) Loans and advances	85,055
(e) Prepaid expenses	$430
Total	$220,804

45

7.	Property, plant and equipment, net

	Property, plant and equipment as at March 31, 2013 comprises the following:

	Particulars		Gross carrying value	Accumulated depreciation	Net carrying value

	(a)	Vehicles	35,864	8,223	27,641
	(b)	Computers & Peripherals	82,901	62,571	20,330
	(c)	Furniture & Fixtures	9,156	4,461	4,695
	(d)	Office Equipment	46,706	20,042	26,664
	(e)	Leasehold improvements	67,286	31,195	36,091

	Total		241,913	126,492	115,421

Leased Property, plant and equipment, net

The following is the analysis of property, plant and equipment under capital leases as at March 31 included within property, plant and equipment, net

Particulars	As at March 31, 2013

Vehicles	$35,864
Less: accumulated depreciation	(8,223)
Net book value of lease assets	$27,641

Below is the analysis of the repayment of capital lease obligations as at March 31, 2013:

Particulars	As at March 31, 2013

2014	$8,288
2015	6,693
2016	3,503
thereafter	1,168
Imputed interest	-2,893
Present value of capital lease payments	$16,759

The charge to income resulting from depreciation of vehicles is included with depreciation and amortization in statement of income for 2013 amounting to $ 1,884.

Operating leases

The total amount of operating lease expenses is as follows:

Particulars	As at March 31, 2013

Lease Expenses	$22,606

46

8.	Intangible assets, net

	Intangible assets as at March 31, 2013 comprise the following:

	Particulars	Gross carrying value	Accumulated amortization	Net carrying value

	(a) Software	29,332	24,837	4,495
	Total	29,332	24,837	4,495

The charge to income resulting from amortization of intangible assets is included with depreciation and amortization in statement of income for 2013 amounting to $ 4,135.

The following represents the estimated aggregate amortization expense for intangible assets subject to amortization as at March 31, 2013:

Particulars	As at March 31, 2013

2014	$4,495
2015	Nil
Thereafter	Nil
Total amortization expense	$4,495

9.	Other non-current assets

Other non-current assets as at March 31 comprises the following:

Particulars	As at March 31, 2013

(a) Rental Advance	$13,710
(b) Deposits	7,610
(c) Software under application development stage	20,543
Total	$41,863

10	Accounts payable and accrued liabilities

Accounts payable and accrued liabilities as at March 31 comprises the following:

Particulars	As at March 31, 2013

(a) Accounts payable	$90,878
(b) Salary payable	23,376
(c) Current portion of provision for gratuity	593
(d) General and administrative expenses payable	68,123
Total	$182,970

47

11	Income tax and other statutory liabilities

Income tax and other statutory liabilities as at March 31 comprises the following:

Particulars	As at March 31, 2013

(a) Service tax	$70,868
(b) Provident fund	11,732
(c) Employees state insurance	5,299
(d) Professional tax	2,271
(e) Tax deducted at source	27,409
Total	$117,579

12	Short term borrowings and long term debt

Short term loans and borrowings as at March 31 comprises the following:

Particulars	As at March 31, 2013

(a) Bank overdraft [1]	$41,715
(b) Secured loans	75,553
(c) Unsecured loans from related parties [2], net of advances (refer Note 21)	330,265
(d) Current portion of long-term debt	23,630
Total	$471,163

1 The bank overdraft facility is secured by way of hypothecation of trade receivables of the Company and is also guaranteed by the personal guarantees of all the directors of the Company.

2 Unsecured loans from related parties are repayable on demand.

Long-term debt as at March 31 comprises the following:

Particulars	As at March 31, 2013

(a) Secured loans [1]	$61,487
(b) Capital lease obligations [2]	16,759
(c) Current portion of long-term debt	(23,630)
Total	$54,616

1 The interest rates of these long-term loans range from 11.50 % to 12.50%. These loans are repayable in monthly installments ranging from 36 months to 60 months. These loans are secured against the respective assets / by way of assignment of trade receivables of the Company.

2 Assets acquired under capital lease are secured against the respective assets.

48

The scheduled aggregate maturity of long-term debt outstanding as at March 31, 2013 is as follows:

Particulars	As at March 31, 2013

2014	$23,630
2015	21,826
2016	14,727
2017	12,722
2018	5,341
thereafter	--
Total long term debt	$78,246

13	Other current liabilities

Other current liabilities as at March 31 comprises the following:

Particulars	As at March 31, 2013

(a) Unearned revenues (i.e. billings in excess of revenue	$250,995
Total	$250,995

14	Deferred income taxes

The components of deferred tax assets and liabilities as at March 31 are as follows:

Particulars	As at March 31, 2013
Deferred tax asset arising from tax effect of:
Operating losses [1]	$204,622
Deductible temporary differences	3,188
Minimum alternate tax [2]	34,128
Less: Valuation allowance	(241,938)
Deferred tax asset, net	Nil
Deferred tax liability arising from tax effect of:
Property, plant and equipment (non-current)	$26,769

1 Operating losses carried forward for tax purposes of the Company amounted to $ 268,635 for KM Wedding Events Management Inc, USA and $ 307,814 for KM Matrimony Private Limited, India as at March 31, 2013 and are available as an offset against future taxable income of the Company. These operating losses consist of unabsorbed business loss and unabsorbed depreciation. Unabsorbed business loss expire at various dates across 8 years, whereas unabsorbed depreciation has no expiration date as per the provisions of the Indian Income-tax Act, 1961. Unabsorbed business loss expire across 20 years as per the tax laws of the United States of America. Realization is dependent on the Company generating sufficient taxable income prior to expiration of losses carried forward, except with respect to unabsorbed depreciation. A valuation allowance is established attributable to loss carry forwards where, based on available evidence, it is more likely than not that it will not be realized.

2 Under the Indian Income-tax Act, 1961, the Company is liable to pay Minimum Alternate Tax (MAT). The excess tax paid as per MAT over and above the regular tax liability can be carried forward for a period of 10 years and can be set off against the future tax liabilities computed under regular tax provisions. However, a valuation allowance is established for such MAT paid by the Company, since based on available evidence, it is more likely than not that it will not be realized.

49

15	Other non-current liabilities

Other non-current liabilities as at March 31 comprises the following:

Particulars	As at March 31, 2013

(a) Trade Deposits	$6,693
(b) Provision for gratuity	10,106
Total	$16,799

16	Common Stock

The company has only one class of equity shares having par value of $ 0.001 per share. Each holder of equity shares is entitled to one vote per share. The authorized Equity share capital (number of shares) of the company is 300,000,000 shares as at March 31, 2013. The issued, subscribed and paid-up equity share capital (number of shares) of the company is 39,246,160 shares as at March 31, 2013.

The shares issued are as follows:

(i)                   4,596,160 number of shares are issued at a price of $ 0.05 per share

(ii)                 1,650,000 number of shares are issued at a price of $ 0.20 per share

(iii)                33,000,000 number of shares at par value of $ 0.001 per share are issued for consideration other than cash

The shares are issued at a price mutually agreed by the shareholders pursuant to an agreement entered with them.

The Shareholders who have subscribed 1,650,000 number of shares at the rate of $0.20 per share have an option to purchase a warrant for every two shares held which entitles the holder to purchase an additional share at the rate of $0.40 per share for the period of two years from the date of issuance.

Preferred Stock

The authorized Preference share capital (number of shares) of the company is 10,000,000 shares having a par value of $ 0.001 per share as at March 31, 2013. The issued, subscribed and paid-up Preference share capital is Nil as at March 31, 2013.

17	Matrimonial service income

Particulars	For the year ended March 31, 2013

(a) Profile Registration and Event Incomes	$785,112
(b) Sponsorship Income	176,614
(c) Sale of space or time slot- Television series	108,089
(d) Advertisement Incomes	742
(e) Sale of products (magazines)	8,562
Total	$1,079,119

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18	Matrimonial service expenses

Particulars	For the year ended March 31, 2013

(a) Event expenses	$289,435
(b) Production and telecast expenses- Television series	184,120
(c) Publication expenses	87,191
(d) Franchisee commission	30,438
(e) Amortization of film cost	774
Total	$591,958

19	General and administrative expenses

Particulars	For the year ended March 31, 2013

(a) Lease expenses	$22,606
(b) Repairs & Maintenance	24,201
(c) Insurance	293
(d) Electricity charges	10,544
(e) Audit fees	18,342
(f) Bank charges	10,248
(g) Bad debts	16,620
(h) Travelling and conveyance	36,248
(i) Legal Charges	25,000
(j) Professional charges	251,115
(k) Printing & Stationery	10,120
(l) Telephone, Courier & Postage	30,064
(m) Security charges	2,995
(n) Business promotion expenses	10,714
(o) Others	2,995
Total	$472,105

20	Earnings / (loss) per share (EPS)

Particulars	For the year ended March 31, 2013

(a) Net income/(loss)	$9268,635)
(b) Weighted average number of equity shares outstanding	39,246,160
Earnings/ (loss) per share- basic and diluted	(0.007)

21	Related party disclosures

Names of related party and relationship

(i) Key Management Personnel ('KMP')

(a) Mr. V Venkatesan - Chairman and Director

(b) Ms. Meera Nagarajan - President, CEO and Managing Director

(c) Mr. Suresh Venkatachari - Secretary and Director

(d) Mr. V Vijaya Bhaskar - CFO, Director, Treasurer and Director of technologies

(ii) Relatives of KMP
(a) Mr. Sridhar Kalyanasundaram
(iii) Entity in which Key Management Personnel ('KMP') has control

51

Particulars	KMP	Relative of KMP	Entity in which KMP has control
	2013	2013	2013

Transactions
Advances given for business purposes	88,819	Nil	Nil
Settlement of advances given for business purposes	66,540	Nil	Nil
Unsecured loans received	220,064	247,203	15,000
Repayment of unsecured loans	37,706	38,676	Nil
Professional Charges Paid	Nil	Nil	66,000

Year end balances
Advances given for business purposes (debit balance)	63,247	Nil	Nil
Unsecured loans received (credit balance)	182,358	211,154	Nil

Note: The professional charges paid to Unifina Capital partners, LP include an amount of $6,000 for which 6,000,000 number of equity shares were allotted at the par value of $0.001 per share.

22	Employee Benefits

Defined Benefit Plan

The obligation towards gratuity is provided based on actuarial valuation carried out as at Balance Sheet date. The following are disclosures relating to the benefit plan:

The liability recognized in the balance sheets as at March 31 is as follows. The obligations are unfunded as on the dates of balance sheets.

Particulars	As at March 31, 2013

(a) Gratuity liability recognized in the balance sheet	10,699
Total	10,699

Weighted average assumptions used to determine net gratuity cost and benefit obligations:

Particulars	For the year ended March 31, 2013

(a) Discount rate	8.50% p.a.
(b) Long-term rate of compensation increase	10.00% p.a
(b) Rate of reture on plan assets	N/A

23	Subsequent events and going concern

The financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

24	Film costs

The amount of unamortized film costs disclosed in the balance sheet pertains to completed and not released films with respect to the television series. The entire amount of unamortized film costs is expected to be amortized during the twelve-month period ending March 31, 2014.

52

25	Risks and uncertainties

Credit risk

Credit risk arises from the possibility that customers may not be able to settle their obligations as agreed. Accounts receivable balances are typically unsecured and are derived from revenues earned from customers. The Company’s management reviews ageing analysis of outstanding accounts receivables and follows up on past due balances. There is no significant concentration of credit risk.

Service tax

Penalties, if any, on account of delay in payment of service tax dues are unascertainable.

53

KM WEDDING EVENTS MANAGEMENT, INC.

(A Development Stage Company)

Consolidated Interim Financial Statements

For the period ended September 30, 2013

54

MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street, Abiramapuram, Chennai 600 018. India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors
of KM Wedding Events Management Inc

We have reviewed the accompanying interim condensed consolidated balance sheet of KM Wedding Events Management Inc ("the Company") and its subsidiary as of September 30, 2013, and the related interim condensed consolidated statement of income. changes in shareholders' equity, and cash flows for the Six-months period ended September 30, 2013. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company and its subsidiary as of March 31, 2013, and the related consolidated statement of income, changes in shareholders' equity, and cash flows for the period then ended (not presented herein); and in our report dated August 31, 2013, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying interim condensed consolidated balance sheet as of September 30, 2013, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India
Date: December 2, 2013

MANOHAR CHOWDHRY & ASSOCIATES No. 27, Subramaniam St., Abiramapuram, Chennai - 600 018 India. Chartered Accountants

Chennai ◇ Bangalore ◇ Dubai ◇ Hyderabad ◇ Mumbai
Coimbatore ◇ Gurgaon ◇ Kochi ◇ Madurai ◇ Mangalore ◇ Vizag

55

KM Wedding Events Management, Inc
Interim condensed consolidated balance sheets
(in US Dollars $ unless otherwise stated)
		As at September 30,	As at March 31,
	Notes	2013	2013
ASSETS		(Unaudited)
Current assets:
Cash and cash equivalents	4	43,060	374,598
Accounts receivable, net	5	65,182	84,738
Other current assets	6	511,412	220,804
Total current assets		619,654	680,140

Non-current assets:
Long Term Investments	7	129,434	—
Property, plant and equipment, net	8	120,147	115,421
Intangible assets, net	9	2,438	4,495
Goodwill	22	679,948	—
Film costs	25	—	579
Other non-current assets	10	49,655	41,863
Total non-current assets		981,622	162,358
Total assets		1,601,275	842,498

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	11	124,071	182,970
Income tax and other statutory liabilities	12	81,326	117,579
Short-term loans & current portion of long term debt	13	262,083	471,163
Unsecured loans from related parties, net of advances		260,946	Nil
Other current liabilities	14	236,889	250,995
Total current liabilities		963,315	1,022,707

Non-current liabilities:
Long-term debt	13	7,821	54,616
Deferred tax liabilities		23,321	26,769
Other non-current liabilities	15	12,231	16,799
Total non-current liabilities		43,373	98,184

Equity:
Common stock par value $0.001 (shares outstanding: 41,646,160 and 39,246,160 as at September 30, 2013 and March 31, 2013, respectively)	16	41,646	39,246
Additional paid-in-Capital		1,031,162	553,562
Accumulated deficit		(327,200)	(268,635)
Equity Attributable to equity holders of the company		745,608	324,173
Non-Controlling Interest		(153,021)	(602,566)
Total equity		592,587	(278,393)

Total liabilities and equity		1,601,275	842,498

The accompanying notes are an integral part to these financial statements.

56

KM Wedding Events Management, Inc
Interim condensed consolidated Statement of Income
(in US Dollars $ unless otherwise stated)
		For the six months period ended
	Notes	September 30, 2013

Revenues
Matrimonial service income	17	487,083
Wedding catering service income		119,869
Total		606,952

Costs and expenses
Matrimonial service expenses	18	204,046
Wedding catering service expenses		100,583
Personnel costs		152,706
General and administrative expenses	19	198,804
Depreciation and amortization		16,114
Total		672,253

Operating Income / (loss)		(65,301)

Other income / (expenses)
Interest Income		5,816
Finance charges		(18,808)
Total other income / (expenses), net		(12,992)

Income / (loss) before income tax expense		(78,293)
Income taxes
Current tax		Nil
Deferred tax (expense) / benefit		Nil
Prior period taxes		(1,898)

Net income / (loss)		(80,191)

Attributable to:
Equity holders of the company		(40,072)
Non-controlling interest		(40,119)
Net income / (loss)		(80,191)

Earnings / (loss) per share - basic and diluted	20	(0.001)

The accompanying notes are an integral part to these financial statements.

57

KM Wedding Events Management, Inc
Interim condensed consolidated Statement of Changes in Equity
(in US Dollars $ unless otherwise stated)

	Number of shares	Common stock	Additional Paid-in-capital	Accumulated deficit	Equity Attributable to equity holders of the company	Non - controlling interest	Total Equity
Equity	39,246,160	39,246	553,562	Nil	592,808	(592,263)	545

Net income / (loss) for the year	Nil	Nil	Nil	(268,635)	(268,635)	(10,303)	(278,938)

As at March 31, 2013	39,246,160	39,246	553,562	(268,635)	324,173	(602,566)	(278,393)

Fresh issue of equity shares[1]	2,400,000	2,400	477,600	Nil	480,000	Nil	480,000
Adjustment in Non- controlling Interest	Nil	Nil	Nil	Nil	Nil	926,948	926,948

Net income / (loss) for the period	Nil	Nil	Nil	(58,565)	(58,565)	(477,403)	(535,968)

As at September 30, 2013	41,646,160	41,646	1,031,162	(327,200)	745,608	(153,021)	592,587

1 2,400,000 no of equity shares of par value USD 0.001 are issued at USD 0.20 per share. Also refer to note 16 “Common stock”

The accompanying notes are an integral part to the financial statements.

58

KM Wedding Events Management, Inc
Interim condensed consolidated Statement of cash flow
(in US Dollars $ unless otherwise stated)

For the six months period ended
September 30, 2013

Cash flows from operating activities
Net income / (loss)	(80,191)

Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	16,114
Deferred tax expense / (benefit)	—
Loss on disposal of property, plant and equipment	—
Bad debts	35,750
Amortization of film costs	505

Changes in operating assets and liabilities
(Increase) / decrease in Long term investments	(129,434)
(Increase) / decrease in accounts receivables	19,556
(Increase) in other current assets	(290,608)
(Increase) in film costs	579
(Increase) in other non-current assets	(7792)
Increase in accounts payable	(58,899)
Increase in income tax and other statutory liabilities	(36,253)
Increase / (decrease) in other current liabilities	246,840
Increase / (decrease) in other non-current liabilities	(4,568)
Net cash provided by (used in) operating activities	(288,401)

Cash flows from investing activities
Additions to property, plant and equipment	(33,559)
Proceeds from disposal of property, plant and equipment	Nil
Intangible assets	(671)
Acquisition of additional stake in subsidiary	(229,000)
Net cash issued in investing activities	(263,230)

Cash flows from financing activities
Proceeds from short term debts	(209,080)
Proceeds from issue of Equity Shares	480,000
Proceeds from / (repayment of) long term debts	(46,795)
Net cash provided by (used in) financing activities	224,125

Effect of exchange rate changes on cash	(4,032)

Net increase in cash and cash equivalents	(331,538)
Cash and cash equivalents, beginning of period	374,598
Cash and cash equivalents, end of period	43,060

Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	18,808
Income taxes paid	1,156

Non-cash items:
Allotment of common stock	Nil

 The accompanying notes are an integral part to these financial statements.

59

KM Wedding Events Management, Inc
Notes to Interim condensed consolidated financial statements
(in US Dollars $ unless otherwise stated)

1.	General

KM Wedding Events Management, Inc ('the Company') was incorporated on October 24, 2012 in the state of Delaware, United States of America.

The Company is a leading service provider in the matrimonial industry and recently entered in to wedding event management and allied services segments including wedding catering services through its subsidiary (KM Matrimony Private Limited, India) in Tamil Nadu, India. As of September 30, 2013, the Company maintains a 55.32% ownership interest in KM Matrimony Private Limited, India. With the addition of wedding services, which focuses on the higher end of the value chain in the wedding industry, the Company is able to service the customers already using KM for the matrimonial service. The Company became one of the earliest entrants in the industry to provide an integrated wedding service in Tamil Nadu, India.

2.	Significant Accounting Policies

i.	Basis of Consolidation

The company has invested USD 509,000 to acquire 2,513,144 no of Equity shares of KM Matrimony Pvt ltd, India. Subsequent to this investment, KM Matrimony Pvt Ltd, India has become subsidiary of this company.

ii.	Form and Content of the Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in USA (“US GAAP”). The accompanying financial statements were derived from the Company’s statutory books and records. The financial statements are presented in US Dollars ($), the national currency of USA.

The interim condensed financial statements included herein are unaudited and have been prepared in accordance with US GAAP for interim financial reporting (primarily with topic 270, Interim Reporting, of Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC")), and do not include all disclosures required by US GAAP. The company omitted disclosures which would substantially duplicate the information contained in its 2013 audited financial statements, such as accounting policies and details of accounts which have not changed significantly in amount or composition. Additionally, the company has provided disclosures where significant events have occurred subsequent to the issuance of its 2013 audited financial statements. Management believes that the disclosures are adequate to make the information presented not misleading if these interim condensed financial statements are read in conjunction with the company’s 2013 audited financial statements and the notes related thereto. In the opinion of management, the financial statements reflect all adjustments of a normal and recurring nature necessary to present fairly the company’s financial position, results of operations and cash flows for the interim reporting periods.

The results of operations for six months ended September 30, 2013 may not be indicative of the results of operations for the full year ending March 31, 2014. Subsequent events have been evaluated through November 1, 2013, the date these financial statements are available to be issued.

The closing exchange rate as of September 30, 2013 and March 31, 2013 was 62.58 and 54.52 Indian Rupees to one US dollar, respectively.

iii.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

iv.	Income Taxes

The company follows the provisions of FASB ASC 740-270, Income Taxes (Interim Reporting), to arrive at the effective tax rate. The effective tax rate is the best estimate of the expected annual tax rate to be applied to the taxable income for the current reporting period.

v.	Revenue Recognition

Television series are either produced for television networks or obtain license from other and may be subsequently licensed for foreign or domestic cable. Revenues from distribution or exploitation of the television series are recognized as revenues when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) arrangement fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured.

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3.

As the company has been incorporated in October 2012, the corresponding previous period figures are not available as comparables for the statement of income, statement of changes in shareholders equity, statement of cashflows and related notes.

4.	Cash and cash equivalents

Cash and cash equivalents as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Cash on hand	$38,895
(b) Balance with banks on current accounts	4,165
Total	$43,060

5.	Accounts receivable

Accounts receivable as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Customers (trade)	$65,182
Total	$65,182

6.	Other current assets

Other current assets as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Event advances	$119,433
(b) Staff advances	15,099
(c) Advance tax (net of provision for income tax)	7,896
(d) Loans and advances	107,862
(e) Interest accrued on fixed deposits	5,234
(f) Prepaid expenses	255,888
Total	$511,412

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7.	Long term investments
Long-term investments comprise the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Fixed deposits [2]	$129,434
Total	$129,434

1 These fixed deposits are for a term of 555 days and earn interest at the rate of 9.10%. These fixed deposits are held under li

2These fixed deposits are for a term of 555 days and earn interest at the rate of 9.10%. These fixed deposits are held under lien against short term borrowings from bank.

8.	Property, plant and equipment, net

Property, plant and equipment as at September 30, 2013 comprises the following:

	Particulars	Gross Carrying Value	Accumulated Depreciation	Net carrying value

(a)	Vehicles	31,245	8,636	22,609
(b)	Computers & Peripherals	72,223	60,481	11,742
(c)	Furniture & Fixtures	17,405	4,345	13,060
(d)	Office Equipment	49,841	20,543	29,298
(e)	Leasehold improvements	73,597	30,160	43,437

Total		244,312	124,165	120,146

Leased Property, plant and equipment, net

The following is the analysis of property, plant and equipment under capital leases as at September 30 included within property, plant and equipment, net

Particulars	As at September 30, 2013
(Unaudited)
Vehicles	$31,245
Less: accumulated depreciation	(8,636)
Net book value of lease assets	$22,609

Operating leases

The total amount of operating lease expenses is as follows:

Particulars	For the six months ended September 30, 2013
(Unaudited)
Lease Expenses	$14,581
Total	$14,581

9.	Intangible assets, net

Intangible assets as at September 30, 2013 comprise the following:

	Particulars	Gross carrying value	Accumulated amortization	Net carrying value
(a)	Software	26,225	23,787	2,438
Total		26,225	23,787	2,438

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10.	Other non-current assets

Other non-current assets as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Rental Advance	$20,254
(b) Deposits	6,630
(c) Software under application development stage	22,771
Total	$49,655

11.	Accounts payable and accrued liabilities

Accounts payable and accrued liabilities as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Accounts payable	$48,599
(b) Salary payable	25,953
(c) Current portion of provision for gratuity	564
(d) General and administrative expenses payable	48,956
Total	$124,071

12.	Income tax and other statutory liabilities

Income tax and other statutory liabilities as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Service tax	$54,249
(b) Provident fund	11,275
(c) Employees state insurance	2,385
(d) Professional tax	2,696
(e) Tax deducted at source	10,721
Total	$81,326

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13.	Short term borrowings and long term debt

Short term loans and borrowings as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Bank overdraft [3]	$136,156
(b) Loan against fixed deposit	117,249
(c) Secured loans	Nil
(d) Current portion of long-term debt	8,678
Total	$262,083

3 The bank overdraft facility is secured by way of hypothecation of trade receivables of the Company and is also guaranteed by the personal guarantees of all the directors of the Company.

Long-term debt as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Secured loans [4]	$4,704
(b) Capital lease obligations [5]	11,795
16,499
(c) Current portion of long-term debt	(8,678)
Total	$7,821

4 The interest rates of these long-term loans range from 11.50 % to 12.50%. These loans are repayable in monthly installments ranging from 36 months to 60 months. These loans are secured against the respective assets and/or by way of assignment of trade receivables of the Company.

5 Assets acquired under capital lease are secured against the respective assets.

The scheduled aggregate maturity of long-term debt outstanding as at September 30, 2013 is as follows:

Particulars	As at September 30, 2013
(Unaudited)
2014	$4,586
2015	8,185
2016	2,738
2017	991
thereafter	--
Total long term debt	$16,499

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14.	Other current liabilities

Other current liabilities as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Unearned revenues (i.e. billings in excess of revenue	$236,889
Total	$236,889

15.	Other non-current liabilities

Other non-current liabilities as at September 30 comprises the following:

Particulars	As at September 30, 2013
(Unaudited)
(a) Trade Deposits	$2,483
(b) Provision for gratuity	9,747
Total	$12,231

16.	Common Stock

The company has only one class of equity shares having par value of $ 0.001 per share. Each holder of equity shares is entitled to one vote per share. The authorized Equity share capital (number of shares) of the company is 300,000,000 shares as at September 30, 2013 and March 31, 2013. The issued, subscribed and paid-up equity share capital (number of shares) of the company is 41,646,160 shares as at September 30, 2013 and 39,246,160 shares as at March 31, 2013.

The shares issued are as follows:

(i) 4,596,160 number of shares are issued at a price of $ 0.05 per share

(ii) 4,050,000 number of shares are issued at a price of $ 0.20 per share

(iii) 33,000,000 number of shares at par value of $ 0.001 per share are issued for consideration other than cash.

The shares are issued at a price mutually agreed by the shareholders pursuant to an agreement entered with them.

The Shareholders who have subscribed 4,050,000 number of shares at the rate of $0.20 per share have an option to purchase a warrant for every two shares held which entitles the holder to purchase an additional share at the rate of $0.40 per share for the period of two years from the date of issuance.

Preferred Stock

The authorized Preference share capital (number of shares) of the company is 10,000,000 shares having a par value of $ 0.001 per share as at September 30, 2013. The issued, subscribed and paid-up Preference share capital is Nil as at September 30, 2013.

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17.	Matrimonial service income

Particulars	For the six months ended September 30, 2013
(Unaudited)
(a) Profile Registration and Event Incomes	$354,577
(b) Sponsorship Income	59,923
(c) Sale of space or time slot- Television series	40,412
(d) Sale of products (magazines)	4,171
Total	$459,083

18	Matrimonial service expenses

Particulars	For the six months ended September 30, 2013
(Unaudited)
(a) Event expenses	$69,856
(b) Production and telecast expenses- Television series	80,347
(c) Publication expenses	42,065
(d) ARC commission	11,273
(e) Amortization of film cost	505
Total	$204,046

19.	General and administrative expenses

Particulars	For the six months ended September 30, 2013
(Unaudited)
(a) Lease expenses	$14,581
(b) Repairs & Maintenance	12,338
(c) Insurance	757
(d) Electricity charges	5,151
(e) Audit fees	4,394
(f) Bank charges	4,692
(g) Bad debts	35,750
(h) Travelling and conveyance	7,608
(i) Professional charges	18,232
(j) Printing & Stationery	3,860
(k) Telephone, Courier & Postage	12,867
(l) Security charges	1,266
(m) Business promotion expenses	6,462
(n) Others	2,774
Total	$130,732

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20.	Earnings / (loss) per share (EPS)

Particulars	For the six months ended September 30, 2013
(Unaudited)
(a) Net income/(loss)	$(40,072)
(b) Weighted average number of equity shares outstanding	40,898,619
Earnings/ (loss) per share- basic and diluted	(0.001)

21.	Related party disclosures

Names of related party and relationship

(i) Key Management Personnel ('KMP')

(a) Mr. V Venkatesan - Chairman and Director

(b) Ms. Meera Nagarajan - President, CEO and Managing Director

(c) Mr. Suresh Venkatachari - Secretary and Director(Relinquished office on June 24, 2013)

(d) Mr. V Vijaya Bhaskar - CFO, Director, Treasurer and Director of technologies

(ii) Relatives of KMP
(a) Mr. Sridhar Kalyanasundaram
(iii) Entity in which Key Management Personnel ('KMP') has control
(a) Unifina Capital Partners, LP

(b)	Transactions with related parties

Transactions during the six months period ending September 30, 2013

Particulars	KMP	Relative of KMP	Entity in which KMP has control
	2013 (Unaudited)	2013 (Unaudited)	2013 (Unaudited)

Transactions
Advances given for business purposes	115,538	-	-
Settlement of advances given for business purposes	62,629	-	-
Unsecured loans received	62,097	-	-
Repayment of unsecured loans	-	35,970	-
Unsecured Loans given			193,000

Closing balances
Unsecured Loans given	-	-	193,000
Advances given for business purposes (debit balance)	108,010	-	-
Unsecured loans received (credit balance)	230,968	147,988	-

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22.	Goodwill

Particulars

Balance as at March 31, 2013	$	Nil
Add: Acquired in new subsidiary [6]		679,948
Balance as at September 30, 2013		679,948

6 Goodwill represents the excess of purchase price over the fair value of net assets acquired.

23.	Employee Benefits

Defined Benefit Plan

The obligation towards gratuity is provided based on actuarial valuation carried out as at Balance Sheet date. The following are disclosures relating to the benefit plan:

The liability recognized in the balance sheets as at September 30 is as follows. The obligations are unfunded as on the dates of balance sheets.

Particulars	As at September 30, 2013
(Unaudited)
(a) Gratuity liability recognized in the balance sheet	10,311
Total	10,311

Weighted average assumptions used to determine net gratuity cost and benefit obligations:

Particulars	For the six months ended September 30, 2013
(Unaudited)
Discount rate	8.50% p.a.
Long-term rate of compensation increase	10.00% p.a
Rate of return on plan assets	N/A

24.	Subsequent events and going concern

The financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

25.	Film costs

The entire amount of unamortized film costs as at March 31, 2013 is amortized during the three months period ended September 30, 2013.

26.	Risks and uncertainties

Credit risk

Credit risk arises from the possibility that customers may not be able to settle their obligations as agreed. Accounts receivable balances are typically unsecured and are derived from revenues earned from customers. The Company’s management reviews ageing analysis of outstanding accounts receivables and follows up on past due balances. There is no significant concentration of credit risk.

Statutory Dues

Penalties, if any, on account of delay in payment of statutory dues are unascertainable.

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KM WEDDING EVENTS MANAGEMENT, INC.

(A Development Stage Company)

Financial Statements

For the year ended March 31, 2013

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MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street, Abiramapuram, Chennai 600 018. India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors

of KM Wedding Events Management Inc

We have audited the accompanying balance sheet of KM Wedding Events Management Inc ("the Company") as of March 31, 2013, and the related statement of income, changes in shareholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibilty is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2013, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India

Date: August 31, 2013

MANOHAR CHOWDHRY & ASSOCIATES No. 27, Subramaniam St., Abiramapuram, Chennai - 600 018 India. Chartered Accountants

Chennai ❖ Bangalore ❖ Dubai ❖ Hyderabad ❖ Mumbai
Coimbatore ❖ Gurgaon ❖ Kochi ❖ Madurai ❖ Mangalore ❖ Vizag

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KM Wedding Events Management, Inc
Balance Sheet as at March 31, 2013
(in US Dollars $ unless otherwise stated)
		As at
	Notes	March 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	4	324,173
Total current assets		324,173

Non-current assets:
Total non-current assets		—
Total assets		324,173

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Total current liabilities		—

Non-current liabilities:
Total non-current liabilities		—

Shareholders' equity
Common stock	6	39,246
Additional paid-in-Capital		553,562
Accumulated deficit		(268,635)
Total shareholders' equity		324,173
Total liabilities and shareholders' equity		324,173

The accompanying notes are an integral part to these financial statements.

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KM Wedding Events Management, Inc
Statement of Income for the period ended March 31, 2013
(in US Dollars $ unless otherwise stated)
		For the period ended
	Notes	March 31, 2013

Revenues
Total		—

Costs and expenses
General and administrative expenses	7	268,635
Total		268,635

Operating Income / (loss)		(268,635)

Income / (loss) before income tax expense		(268,635)
Income taxes		—
Deferred tax (expense) / benefit		—

Net income / (loss)		(268,635)

Earnings / (loss) per share - basic and diluted	8	(0.007)

The accompanying notes are an integral part to these financial statements.

72

KM Wedding Events Management, Inc
Statement of Changes in Shareholders’ Equity
(in US Dollars $ unless otherwise stated)

	Number of shares	Common stock	Additional Paid-in-capital	Accumulated deficit	Total shareholders' equity
Share Holders' Equity	39,246,160	39,246	553,562	Nil	592,808

Net income / (loss) for the year	Nil	Nil	Nil	(268,635)	(268,635)

Balance as at March 31, 2013	39,246,160	39,246	553,562	(268,635)	324,173

The accompanying notes are an integral part to these financial statements.

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KM Wedding Events Management, Inc
Statement of Cash Flows for the period ended March 31, 2013
(in US Dollars $ unless otherwise stated)

For the period ended
March 31, 2013

Cash flows from operating activities
Net income / (loss)	(268,635)

Adjustments to reconcile net income to net cash
Changes in operating assets and liabilities	Nil
Net cash provided by (used in) operating activities	(268,635)

Cash flows from financing activities
Proceeds from issue of Equity Shares	592,808
Net cash provided by (used in) financing activities	592,808

Net increase in cash and cash equivalents	324,173
Cash and cash equivalents, beginning of period	Nil
Cash and cash equivalents, end of period	324,173

Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	Nil
Income taxes paid	Nil

Non-cash items:
Allotment of common stock	33,000

The accompanying notes are an integral part to these financial statements.

74

KM Wedding Events Management, Inc
Notes to Financial Statements
(in US Dollars $ unless otherwise stated)

1.	General

KM Wedding Events Management, Inc ('the Company') was incorporated on October 24, 2012 in the state of Delaware, United States of America.

The Company is a leading service provider in the matrimonial industry and recently entered in to wedding event management and allied services segments including wedding catering services in Tamil Nadu, India. With the addition of wedding services, which focuses on the higher end of the value chain in the wedding industry, the Company is able to service the customers already using KM for the matrimonial service. The Company became one of the earliest entrants in the industry to provide an integrated wedding service in Tamil Nadu, India.

2.	Significant Accounting Policies

a.	Form and Content of the Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in USA (“US GAAP”). The accompanying financial statements were derived from the Company’s statutory books and records. The financial statements are presented in US Dollars ($), the national currency of USA.

Subsequent events have been evaluated through August 31, 2013, the date these financial statements are available to be issued.

b.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

c.	Cash and Cash Equivalents

Cash represents cash on hand and in the Company’s bank accounts and interest bearing deposits which can be effectively withdrawn at any time without prior notice or penalties reducing the principal amount of the deposit. Cash equivalents are highly liquid, short-term investments that are readily convertible to known amounts of cash and have original maturities of three months or less from their date of purchase.

d.	Income Taxes

Income taxes are provided on taxable profit as determined under the tax laws of United States of America. The Company offsets current tax assets and current tax liabilities, where it has legally enforceable right to set off the recognized amounts and where it intends either to settle on a net basis.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases, operating loss carry forwards and tax credits. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance for a deferred tax asset is recorded when management believes that it is more likely than not that this tax asset will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period of change.

e.	Earnings per share

Basic earnings per share is computed by dividing net income attributable to shareholders by the weighted average number of shares outstanding during the period.

Diluted earnings per share are computed on the basis of the weighted average number of common and dilutive common equivalent shares outstanding during the period except where the results will be anti-dilutive.

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3.	As it is the first year of incorporation, no corresponding previous year balances will be available.

4.	Cash and cash equivalents

Cash and cash equivalents as at March 31, 2013 comprise of Balance with bank on Current account.

5.	Deferred income taxes

The components of deferred tax assets and liabilities as at March 31, 2013 are as follows:

Particulars	As at March 31, 2013
Deferred tax asset arising from tax effect of:
Operating losses [1]		$109,508
Less: Valuation allowance		(109,508)
Deferred tax asset, net	$	Nil

1 Operating losses carried forward for tax purposes of the Company amounted to $ 268,635 as at March 31, 2013 and is available as an offset against future taxable income of the Company. These operating losses consist of unabsorbed business loss. Unabsorbed business loss expire within 20 years as per the tax laws of the United States of America. Realization is dependent on the Company generating sufficient taxable income prior to expiration of losses carried forward. A valuation allowance is established attributable to loss carry forwards where, based on available evidence, it is more likely than not that it will not be realized.

6.	Common Stock

The company has only one class of equity shares having par value of $ 0.001 per share. Each holder of equity shares is entitled to one vote per share. The authorized Equity share capital (number of shares) of the company is 300,000,000 shares as at March 31, 2013. The issued, subscribed and paid-up equity share capital (number of shares) of the company is 39,246,160 shares as at March 31, 2013.

The shares issued are as follows:

(i)             4,596,160 number of shares are issued at a price of $ 0.05 per share

(ii)            1,650,000 number of shares are issued at a price of $ 0.20 per share

(iii)           33,000,000 number of shares at par value of $ 0.001 per share are issued for consideration other than cash

The shares are issued at a price mutually agreed by the shareholders pursuant to an agreement entered with them.

The Shareholders who have subscribed 1,650,000 number of shares at the rate of $0.20 per share have an option to purchase a warrant for every two shares held which entitles the holder to purchase an additional share at the rate of $0.40 per share for the period of two years from the date of issuance.

Preferred Stock

The authorized Preference share capital (number of shares) of the company is 10,000,000 shares having a par value of $ 0.001 per share as at March 31, 2013. The issued, subscribed and paid-up Preference share capital is Nil as at March 31, 2013.

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7.	General and administrative expenses

Particulars	For the year ended March 31, 2013

(a) Professional Charges	$241,000
(b) Legal charges	25,000
(c) Travelling and Conveyance	1,730
(n) Bank Charges	905
Total	$268,635

8.	Earnings / (loss) per share (EPS)

Particulars	For the year ended March 31, 2013

(a) Net income/(loss)	$(268,635)
(b) Weighted average number of equity shares outstanding	39,246,160
Earnings/ (loss) per share- basic and diluted	(0.007)

9.	Related party disclosures

Names of related party and relationship

(i) Key Management Personnel ('KMP')
(a) Mr. V Venkatesan - Chairman and Director
(b) Ms. Meera Nagarajan - President, CEO and Managing Director
(c) Mr. Suresh Venkatachari - Secretary and Director
(d) Mr. V Vijaya Bhaskar - CFO, Director, Treasurer and Director of technologies

The Company has not entered in to any transaction with the Key Management Personnel during the reporting period.

(ii) Entity in which Key Management Personnel ('KMP') has control
(a) Unifina Capital Partners, LP

The transactions with Unifina Capital Partners, LP are as follows:

Particulars	2013
Transactions
Unsecured Loan Received	15,000
Professional Charges paid	66,000

Year end balance	NIL

Note: The professional charges paid to Unifina Capital partners, LP include an amount of $6,000 for which 6,000,000 number of equity shares were allotted at the par value of $0.001 per share.

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10.	Commitments and Contingencies

Capital Commitments

As at March 31, 2013, the company had Commitment to invest in KM Matrimony Pvt Ltd under agreements as follows:
(i) To purchase 10,000,000 new shares of common stock at a price of Rs.11 per share (Face Value - Rs.10) for an aggregate consideration of upto 2,100,000 USD

(ii) To purchase 1,150,000 existing shares of common stock at a price of Rs.11 per share (Face Value - Rs.10) for an aggregate consideration of upto 232,025 USD

(iii) To purchase 2,000,000 existing shares of common stock at a price equal to the fair market Value of the shares on the date of purchase

11.	Subsequent events and going concern

With respect to the agreement entered by the company with KM Matrimony Pvt Ltd on February 14, 2013, the company has paid USD 280,000 on April 3, 2013 for the purchase of 1,393,127 new shares of KM Matrimony Pvt Ltd.

Further, with respect to the agreement entered by the company with the shareholders of KM Matrimony Pvt Ltd on February 14, 2013, the company has paid USD 229,000 on April 26, 2013 with reference to tranche 'A' transaction for the purchase of 1,120,018 existing shares of KM Matrimony Pvt Ltd.

The financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

78

KM WEDDING EVENTS MANAGEMENT, INC.

(A Development Stage Company)

Interim Financial Statements

For the period ended September 30, 2013

79

MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street, Abiramapuram, Chennai 600 018. India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors
of KM Wedding Events Management Inc

We have reviewed the accompanying interim condensed balance sheet of KM Wedding Events Management Inc ("the Company") as of September 30, 2013, and the related interim condensed statements of income, changes in shareholders' equity, and cash flows for the Six-months period ended September 30, 2013. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of the Company as of March 31, 2013, and the related statement of income, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated August 31, 2013, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying interim condensed balance sheet as of September 30, 2013, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India
Date: December 2, 2013

Manohar Chowdhry & Associates, No. 27, Subramaniam St., Abiramapuram, Chennai-600 018, India. Chartered Accountants

Chennai ◆ Bangalore ◆ Dubai ◆ Hyderabad ◆ Mumbai
Coimbatore ◆ Gurgaon ◆ Kochi ◆ Madurai ◆ Mangalore ◆ Vizag

80

KM Wedding Events Management, Inc
Interim condensed Balance Sheets
(in US Dollars $ unless otherwise stated)
		As at	As at
	Notes	September 30, 2013	March 31, 2013
ASSETS		(unaudited)
Current assets:
Cash and cash equivalents	4	1,102	324,173
Prepaid Expenses		33,000	Nil
Accounts receivables		28,000
Loans to related parties	9	193,000	Nil
Total current assets		255,102	324,173

Non-current assets:
Investment	5	509,000	Nil
Total non-current assets		509,000	Nil
Total assets		764,102	324,173

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payables		9,250	Nil
Total current liabilities		9,250	Nil

Non-current liabilities:
Total non-current liabilities		Nil	Nil

Shareholders' equity
Common stock par value $ 0.001 (shares outstanding: 41,646,160 and 39,246,160 as at September 30, 2013 and March 31, 2013,respectively)	6	41,646	39,246
Additional paid-in-Capital		1,031,162	553,562
Accumulated deficit		(317,956)	(268,635)
Total shareholders' equity		754,852	324,173
Total liabilities and shareholders' equity		764,102	324,173

The accompanying notes are an integral part to these financial statements.

81

KM Wedding Events Management, Inc
Interim condensed Statements of Income
(in US Dollars $ unless otherwise stated)
		For the six months ended
	Notes	September 30, 2013
		(unaudited)
Revenues
Sale of Rights		28,000
Total		28,000

Costs and expenses
Purchase of Rights		9,250
General and administrative expenses	7	68,072
Total		77,322

Operating Income / (loss)		(49,322)

Income / (loss) before income tax expense		(49,322)
Income taxes		Nil
Deferred tax (expense) / benefit		Nil

Net income / (loss)		(49,322)

Earnings / (loss) per share - basic and diluted	8	(0.0012)

The accompanying notes are an integral part to these financial statements.

82

KM Wedding Events Management, Inc
Interim Condensed Statement of Changes in Shareholders’ Equity
(in US Dollars $ unless otherwise stated)

	Number of shares	Common stock	Additional Paid-in-capital	Accumulated deficit		Total shareholders' equity
Share Holders' Equity	39,246,160	$39,246	$553,562	$	Nil	$592,808

Net income / (loss) for the year	Nil	Nil	Nil		(268,635)	(268,635)

Balance as at March 31, 2013	39,246,160	39,246	553,562		(268,635)	324,173

Net income / (loss) for the Period (unaudited)	Nil	Nil	Nil		(49,321)	(49,321)
Fresh issue of equity shares[1]	2,400,000	2,400	477,600		Nil	480,000
Balance as at September 30, 2013 (unaudited)	41,646,160	$41,646	$1,031,162		$(317,956)	$754,852

1 2,400,000 no of equity shares of par value USD 0.001 are issued at USD 0.20 per share. Also refer note 6 "Common stock”.

The accompanying notes are an integral part to these financial statements.

83

KM Wedding Events Management, Inc
Interim condensed Statement of Cash Flows
(in US Dollars $ unless otherwise stated)

For the six months ended
September 30, 2013
(unaudited)
Cash flows from operating activities
Net income / (loss)	$(49,322)

Adjustments to reconcile net income to net cash
Changes in operating assets and liabilities	(244,750)
Net cash provided by (used in) operating activities	(294,072)

Cash flows from Investing activities
Investment in subsidiary	(509,000)
Net cash provided by (used in) investing activities	(509,000)

Cash flows from Financing activities
Proceeds from issue of Equity Shares	480,000
Net cash provided by (used in) financing activities	480,000
Net increase in cash and cash equivalents	(323,072)
Cash and cash equivalents, beginning of period	324,173
Cash and cash equivalents, end of period	$1,102

Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	Nil
Income taxes paid	Nil

Non-cash items:
Allotment of common stock	Nil

The accompanying notes are an integral part to these financial statements.

84

KM Wedding Events Management, Inc
Notes to Interim condensed Financial Statements
(in US Dollars $ unless otherwise stated)

1.	General

KM Wedding Events Management, Inc ('the Company') was incorporated on October 24, 2012 in the state of Delaware, United States of America.

The Company is a leading service provider in the matrimonial industry and recently entered in to wedding event management and allied services segments including wedding catering services through its subsidiary (KM Matrimony Private Limited, India) in Tamil Nadu, India. As of June 30, 2013, the Company maintains a 55.32% ownership interest in KM Matrimony Private Limited, India. With the addition of wedding services, which focuses on the higher end of the value chain in the wedding industry, the Company is able to service the customers already using KM for the matrimonial service. The Company became one of the earliest entrants in the industry to provide an integrated wedding service in Tamil Nadu, India

2.	Significant Accounting Policies

i.	Form and Content of the Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in USA (“US GAAP”). The accompanying financial statements were derived from the Company’s statutory books and records. The financial statements are presented in US Dollars ($), the national currency of USA.

The interim condensed financial statements included herein are unaudited and have been prepared in accordance with US GAAP for interim financial reporting (primarily with topic 270, Interim Reporting, of Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC")), and do not include all disclosures required by US GAAP. The company omitted disclosures which would substantially duplicate the information contained in its 2013 audited financial statements, such as accounting policies and details of accounts which have not changed significantly in amount or composition. Additionally, the company has provided disclosures where significant events have occurred subsequent to the issuance of its 2013 audited financial statements. Management believes that the disclosures are adequate to make the information presented not misleading if these interim condensed financial statements are read in conjunction with the company’s 2013 audited financial statements and the notes related thereto. In the opinion of management, the financial statements reflect all adjustments of a normal and recurring nature necessary to present fairly the company’s financial position, results of operations and cash flows for the interim reporting periods.

The results of operations for six months ended September 30, 2013 may not be indicative of the results of operations for the full year ending March 31, 2014. Subsequent events have been evaluated through November 1, 2013, the date these financial statements are available to be issued.

ii.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

iii.	Income Taxes

The company follows the provisions of FASB ASC 740-270, Income Taxes (Interim Reporting), to arrive at the effective tax rate. The effective tax rate is the best estimate of the expected annual tax rate to be applied to the taxable income for the current reporting period.

iv.	Revenue Recognition

Television series are either produced for television networks or obtain license from other and may be subsequently licensed for foreign or domestic cable. Revenues from distribution or exploitation of the television series are recognized as revenues when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) arrangement fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured.

85

3.	As the company has been incorporated in October 2012, the corresponding previous period figures are not available as comparable for the statement of income, statement of changes in shareholders equity, statement of cashflows and related notes

4.	Cash and cash equivalents

Cash and cash equivalents as at September 30, 2013 amounting to USD 1,101.58 comprise of Balance with bank on Current account.

5.	Investments

The company has invested USD 509,000 to acquire 2,513,144 no of Equity shares of KM Matrimony Private Limited, India. Subsequent to this investment, KM Matrimony Private Limited, India has become subsidiary of this company.

6.	Common Stock

The company has only one class of equity shares having par value of $ 0.001 per share. Each holder of equity shares is entitled to one vote per share. The authorized Equity share capital (number of shares) of the company is 300,000,000 shares as at September 30, 2013 and March 31, 2013. The issued, subscribed and paid-up equity share capital (number of shares) of the company is 41,646,160 shares as at September 30, 2013 and 39,246,160 shares as at March 31, 2013.

The shares issued are as follows:

(a)                   4,596,160 number of shares are issued at a price of $ 0.05 per share

(b)                 4,050,000 number of shares are issued at a price of $ 0.20 per share

(c)                33,000,000 number of shares at par value of $ 0.001 per share are issued for consideration other than cash

The shares are issued at a price mutually agreed by the shareholders pursuant to an agreement entered with them.

The Shareholders who have subscribed 4,050,000 number of shares at the rate of $0.20 per share have an option to purchase a warrant for every two shares held which entitles the holder to purchase an additional share at the rate of $0.40 per share for the period of two years from the date of issuance.

Preferred Stock

The authorized Preference share capital (number of shares) of the company is 10,000,000 shares having a par value of $ 0.001 per share as at September 30, 2013. The issued, subscribed and paid-up Preference share capital is Nil as at June 30, 2013.

7.	General and administrative expenses

Particulars	For the six months ended September 30, 2013
(Unaudited)
(a) Professional Charges	$20,000
(b) Legal charges	15,000
(c) Travelling and Conveyance	459
(d) Software license	30,000
(e) Postage & delivery	225
(f) Other expenses	2,388
Total	$68,072

86

8.	Earnings / (loss) per share (EPS)

Particulars	For the six months ended September 30, 2013

(a) Net income/(loss)	$(49,322)
(b) Weighted average number of equity shares outstanding	41,003,537
Earnings/ (loss) per share- basic and diluted	(0.0012)

9.	Related party disclosures

(a)	Names of related party and relationship
(i) Subsidiary companies
(a)KM Matrimony Private Limited
(ii) Key Management Personnel ('KMP')
(a) Mr. V Venkatesan - Chairman and Director
(b) Ms. Meera Nagarajan - President, CEO and Managing Director
(c) Mr. Suresh Venkatachari - Secretary and Director (Relinquished office on June 24, 2013)
(d) Mr. V Vijaya Bhaskar - CFO, Director, Treasurer and Director of technologies

The Company has not entered in to any transaction with the Key Management Personnel during the reporting the reporting period.

(iii) Entity in which Key Management Personnel ('KMP') has control
(a) Unifina Capital Partners, LP

(b)	Transactions with related parties

The transactions with related parties are as follows:
Particulars	2013 (unaudited)
Transactions during the six months period ending September 30
Unsecured loan given[2]	193,000
Investment in subsidiary company	509,000

Closing balance
Investment in subsidiary company	509,000
Accounts payable to Subsidiary Company	9,250
Unsecured loan given	193,000

2 Unsecured loan given to Unifina Capital Partners, LP (USD 193,000) is interest free and it is repayable with in twelve months.

87

10.	Commitments and Contingencies

Capital Commitments

As at September 30, 2013, the company had Commitment to invest in KM Matrimony Pvt Ltd under agreements as follows:

(a)                   To purchase 8,606,873 new shares of common stock at a price of Rs.11 per share (Face Value - Rs.10) for an aggregate consideration of upto 1,820,000 USD

(b)                 To purchase 29,983 existing shares of common stock at a price of Rs.11 per share (Face Value - Rs.10) for an aggregate consideration of upto 3,025 USD

(c)                To purchase 2,000,000 existing shares of common stock at a price equal to the fair market Value of the shares on the date of purchase

11.	Subsequent events and going concern

The financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

88

KM MATRIMONY PRIVATE LIMITED

(A Development Stage Company)

Interim Financial Statements

For the period ended March 31, 2013

89

MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street,
Abiramapuram, Chennai 600 018.
India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors

of KM Matrimony Private Limited

We have audited the accompanying balance sheets of KM Matrimony Private Limited ("the Company") as of March 31, 2013 and 2012, and the related statement of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 23 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 23. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India

Date: June 25, 2013

MANOHAR CHOWDHRY & ASSOCIATES No. 27, Subramaniam St., Abiramapuram, Chennai - 600 018 India. Chartered Accountants

Chennai ❖ Bangalore ❖ Dubai ❖ Hyderabad ❖ Mumbai
Coimbatore ❖ Gurgaon ❖ Kochi ❖ Madurai ❖ Mangalore ❖ Vizag

90

KM Matrimony Private Limited

Interim Condensed Balance Sheets

(in Indian Rupees Rs. unless otherwise stated)

	Notes	As at March 31, 2013	As at March 31, 2012	As at March 31, 2013 (US $)
				(unaudited)
ASSETS				Refer note 2(b)
Current assets:	3	2,749,191	1,155,056	50,425
Cash and cash equivalents	4	Nil	7,332,673	Nil
Accounts receivable, net	5	4,619,862	933,697	84,738
Other current assets	6	2,038,241	9,871,805	220,804
Total current assets		19,407,294	19,293,231	355,967

Non-current assets:
Property, plant and equipment, net	7	6,292,742	5,962,521	115,421
Intangible assets, net	8	245,050	470,489	4,495
Film costs	24	31,575	42,222	579
Other non-current assets	9	2,282,398	1,634,490	41,863
Total non-current assets		8,851,765	8,109,722	162,358
Total assets		28,259,059	27,402,953	518,325

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	10	9,975,530	5,721,436	182,970
Income tax and other statutory liabilities	11	6,410,395	3,459,535	117,579
Short-term loans & current portion of long term debt	12	25,687,821	18,491,567	471,163
Other current liabilities	13	13,684,272	13,848,954	250,995
Total current liabilities		55,758,018	41,521,492	1,022,707

Non-current liabilities:
Long-term debt	12	2,977,638	16,437,264	54,616
Deferred tax liabilities	14	1,459,444	933,730	26,769
Other non-current liabilities	15	915,889	800,700	16,799
Total non-current liabilities		5,352,971	18,171,694	98,184

Shareholders' equity
Common stock par value Rs. 10	16	31,500,000	31,500,000	577,770
Accumulated deficit		(64,351,930)	(63,790,233)	(1,180,336)
Total shareholders' equity		(32,851,930)	(32,290,233)	(602,566)
Total liabilities and shareholders' equity		28,259,059	27,402,953	518,325

The accompanying notes are an integral part to these interim condensed financial statements.

91

KM Matrimony Private Limited

Interim Condensed Statements of Income (unaudited)

(in Indian Rupees Rs. unless otherwise stated)

	Notes	For the year ended March 31,
		2013	2012	2011	2013 (US $)
					Refer note 2(b)
Revenues
Matrimonial service income	17	58,833,573	58,744,931	50,996,676	1,079,119
Wedding catering service income		19,491,589	12,440,683	8,948,522	357,513
Total		78,325,162	71,185,614	59,945,198	1,436,632

Costs and expenses
Matrimonial service expenses	18	32,273,528	33,541,611	32,524,104	591,958
Wedding catering service expenses		14,283,564	10,411,429	6,696,878	261,988
Personnel costs		16,980,297	13,282,463	9,963,650	311,451
General and administrative expenses	19	11,093,169	11,837,217	9,176,430	203,470
Depreciation and amortization		1,703,609	1,653,167	1,515,723	31,247
Total		76,334,167	70,725,887	59,876,785	1,400,114

Operating income / (loss)		1,990,995	459,727	68,413	36,518

Other income / (expenses)
Interest income		Nil	178,569	Nil	Nil
Loss on sale of property plant & equipment		(15,877)	Nil	Nil	(291)
Finance charges		(2,011,101)	(6,900,179)	(3,019,749)	(36,887)
Total other income / (expenses), net		(2,026,978)	(6,721,610)	(3,019,749)	(37,178)

Income / (loss) before income tax expense		(35,983)	(6,261,883)	(2,951,336)	(660)

Income taxes
Current tax		Nil	(412,535)	(318,000)	Nil
Prior period taxes		Nil	(294,497)	Nil	Nil
Deferred tax (expense) / benefit		(525,714)	1,129,382	478,094	(9,643)

Net income / (loss)		(561,697)	(5,839,533)	(2,791,242)	(10,303)

Earnings / (loss) per share - basic and diluted		(0.18)	(1.85)	(0.89)	(0.03)

The accompanying notes are an integral part to these interim condensed financial statements.

92

KM Matrimony Private Limited

Interim Condensed Statements of Changes in Shareholders' Equity

(in Indian Rupees Rs. unless otherwise stated)

	Number of shares	Common stock	Additional paid - in capital	Accumulated deficit	Total shareholders' equity
Balance as at March 31, 2010 (unaudited)	3,150,000	31,500,000		(55,159,458)	(23,659,458)
Net income / (loss) for the period (unaudited)	Nil	Nil		(2,791,242)	(2,791,242)
Balance as at March 31, 2011	3,150,000	31,500,000	.	(57,590,700)	(26,450,700)
Net income / (loss) for the period	Nil	Nil		(5,839,533)	(5,839,533)
Balance as at March 31, 2012	3,150,000	31,500,000		(63,790,233)	(32,290,233)
Net income / (loss) for the period	Nil	Nil		(561,697)	(561,697)
Balance as at March 31, 2013	3,150,000	31,500,000		(64,351,930)	(32,851,930)
Balance as at Mar 31, 2013 (in US $)	3,150,000	577,770		(1,180,336)	(602,556)
(unaudited) Refer note 2(b)

1During the year ended March 31, 2010, the Company has issued stock dividends (in the nature of stock splits) to the existing shareholders of the Company in the ratio of nine shares for every one share held. As per the provisions of the Indian Companies Act, 1956, stock dividends can be issued only out of existing positive retained earnings. The audited financial statements of the Company prepared under Indian GAAP as at March 31, 2009 discloses positive retained earnings to the tune of Rs. 15.02 Million. The available retained earnings as per audited Indian GAAP financial statements have been capitalized by issuance of stock dividends (in the nature of stock splits) to the tune of Rs. 14.85 Million.

However, financial statements prepared as per US GAAP disclose negative retained earnings as at March 31, 2009 to the tune of Rs. 33.89 Million. Since allotment of shares has been concluded as per Indian statutory laws, the same has been retained in these financial statements as per US GAAP. This has resulted in an increase in the accumulated deficit and share capital by Rs. 14.85 Million, respectively.

The accompanying notes are an integral part to these interim condensed financial statements.

93

KM Matrimony Private Limited

Interim Condensed Statements of Cash Flows (unaudited)

(in Indian Rupees Rs. unless otherwise stated)

	For the year ended March 31,
	2013	2012	2011	2013 (US $)
Cash flows from operating activities				Refer note 2(b)
Net income / (loss)	(561,697)	(5,839,533)	(2,791,242)	(10,303)

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,703,609	1,653,167	1,515,723	31,247
Deferred tax expense / (benefit)	525,714	(1,129,382)	(478,094)	9,643
Loss on disposal of property, plant and equipment	15,877	Nil	Nil	291
Amortization of film costs	42,222	Nil	Nil	774
Bad debts

Changes in operating assets and liabilities
(Increase) /Decrease in short term investments	7,332, 673	(7,332, 673)	50,000	134,495
(Increase) in long term investments
(Increase) / decrease in accounts receivables	(3,686,165)	130,675	731,200	(67,611)
(Increase)/ decrease in other current assets	(2,166,436)	(4,751,283)	(4,966,531)	(39,737)
(Increase) in Film Costs	(31,575)	(42,222)	Nil	(579)
(Increase) in other non-current assets	(647,908)	(760,000)	(216,000)	(11,884)
Increase / (decrease) in unsecured loans from related parties
Increase / (decrease) in accounts payable	4,254,094	837,266	461,648	78,028
Increase / (decrease) in income tax and other statutory liabilities	2,950,860	643,456	84,589	54,124
Increase / (decrease) in other current liabilities	(164,682)	793,309	7,981,877	(3,021)
Increase in other non-current liabilities	115,189	(828,323)	1,090,236	2,113
Net cash provided by / (used in) operating activities	9,681,775	(16,625,543)	3,463,406	177,580

Cash flows from investing activities
Additions to property, plant and equipment	(2,024,2368)	(1,420,908)	(204,926)	(37,128)
Proceeds from disposal of property, plant and equipment	200,000	Nil	Nil	Nil
Additions to intangible assets
Net cash issued in investing activities	(1,824,268)	(1,420,908)	(204,926)	(37,128)

Cash flows from financing activities
Proceeds from / (repayment of) short term debts	7,196,254	14,213,960	16,357	131,994
Proceeds from / (repayment of) long term debts	(13,459,626)	4,751,675	(3,174,346)	(246,875)
Proceeds from issue of shares
Net cash provided by / (used in) financing activities	(6,263,372)	18,965,635	(3,157,989)	(114,881)

Net increase in cash and cash equivalents	1,594,135	919,184	100,491	29,239
Cash and cash equivalents, beginning of period	1,155,056	235,872	135,381	21,186
Cash and cash equivalents, end of period	2,749,191	1,155,056	235,872	50,425

Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	2,011,101	3,019,749	3,041,319	36,887
Income taxes paid	224,237	636,561	351,310	4,113

Non-cash items:
Allotment of common stock	NiL	Nil	Nil	Nil

The accompanying notes are an integral part to these interim condensed financial statements.

94

KM Matrimony Private Limited

Notes to interim condensed financial statements

(in Indian Rupees Rs. unless otherwise stated)

1. General

KM Matrimony Private Limited ('the Company') was originally incorporated on July 19, 1996 in the name and style, Natraj Television Network Limited in Chennai, Tamil Nadu under the provisions of the Companies Act, 1956. The name of the company was later changed to KM Matrimony Limited with effect from March 18, 2004. Subsequently, on January 7, 2005, the company got converted into a private limited company and the name of the company was changed to its present name i.e. KM Matrimony Private Limited.

The Company is principally engaged in the business of matrimonial services through mass media such as internet, print, television and ground events and is also engaged in providing wedding catering services and other related services in India.

The Company also produces two entertainment shows "Kalyanamalai" (Tamil language) and "Vivaha Bhandam" (Telugu language) which are telecasted on television networks.

2. Significant Accounting Policies

a.	Form and Content of the Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in India (“Indian GAAP”). The accompanying financial statements were derived from the Company’s Indian statutory books and records with adjustments made to present them in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements are presented in Indian rupees (Rs.), the national currency of India.

Subsequent events have been evaluated through June 25, 2013, the date these financial statements are available to be issued.

The accompanying financial statements differ from the financial statements issued for statutory purposes in India in that they reflect certain adjustments, not recorded in the Company’s statutory books, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP. The principal adjustments relate to: (1) recognition of certain expenses; (2) depreciation of property, plant and equipment; (3) deferred income taxes; (4) accounting of employee benefits.

b.	Convenience translation (unaudited)

Solely for the convenience of the readers, the financial statements as on and for the year ended March 31, 2013 have been translated into United States dollars at the certified foreign exchange rate of US$1 = Rs.54.52, as published by Federal Reserve Board of Governors on March 30, 2013. No representation is made that the Indian rupee amounts have been, could have been or could be converted into United States dollars at such a rate or any other rate.

c.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

d.	Cash and Cash Equivalents

Cash represents cash on hand and in the Company’s bank accounts and interest bearing deposits which can be effectively withdrawn at any time without prior notice or penalties reducing the principal amount of the deposit. Cash equivalents are highly liquid, short-term investments that are readily convertible to known amounts of cash and have original maturities of three months or less from their date of purchase.

e.	Loans and Accounts Receivable

Loans and accounts receivable are stated at their principal amounts outstanding net of loan losses and allowances for doubtful debts. The accounts receivable are unsecured and the allowance for doubtful debts are established at amounts considered to be appropriate based primarily upon past credit loss experience with the customers and an evaluation of potential losses on the outstanding receivable balances.

f.	Inventories

Inventories are valued at lower of cost and net realizable value. Cost is determined using weighted average method.

95

g.	Property, Plant and Equipment

Property, plant and equipment are stated at historical cost, net of accumulated depreciation. The cost of maintenance, repairs, and replacement of minor items of property is charged to operating expenses. Renewals and betterments of assets are capitalized.

Upon sale or retirement of property, plant and equipment, the cost and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of income. All assets are periodically reviewed for possible impairment losses.

h.	Intangible assets

Intangible assets acquired separately are measured at cost of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and impairment losses, if any.

i.	Depreciation and Amortization

Depreciation with respect to property, plant and equipment and amortization with respect to amortizable intangible assets is computed using the straight line method over the estimated useful lives.

Depreciation and amortization rates are applied to groups of assets with similar economic characteristics, as shown below:

Asset Group	Estimated Useful Life
Property, plant and equipment
Vehicles	11 years
Computers and peripherals	6 years
Furniture and Fixtures	10 years
Office Equipments	7 years
Leasehold improvements	10 years
Intangible Assets
Software	6 years

j.	Income Taxes

Income taxes are provided on taxable profit as determined under the Indian Income-tax Act, 1961. The Company offsets current tax assets and current tax liabilities, where it has legally enforceable right to set off the recognized amounts and where it intends either to settle on a net basis.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases, operating loss carry forwards and tax credits. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance for a deferred tax asset is recorded when management believes that it is more likely than not that this tax asset will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period of change.

The Company accounts for interest and penalties in the statement of income as interest expense and other expenses respectively.

k.	Employee Benefits

Provident fund (Defined Contribution Plan)

In accordance with Indian law, all employees are entitled to receive benefits under the provident fund scheme, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees' basic salary. The Company has no further obligations under the plan beyond its monthly contributions. These contributions are made to fund administered and managed by the Government of India. The monthly contributions are charged to income in the period it is incurred.

Employees state insurance fund (Defined Contribution Plan)

In addition to the above benefit, all employees who are drawing gross salary of less than Rs.15,000 per month are entitled to receive benefit under employee state insurance fund scheme. The employer makes contribution to the scheme at a predetermined rate (presently 4.75%) of employee's gross salary to the ESI Corporation. There no further obligations under the scheme beyond its monthly contributions. The monthly contributions are charged to income in the year it is incurred.

96

Gratuity plan (Defined Benefit Plan)

In addition to the above benefits, the Company provides for a gratuity obligation, a defined benefit retirement plan (the "Gratuity Plan") covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary, and the years of employment with the Company. The Company provides for the Gratuity Plan on the basis of actuarial valuation. This defined benefit plan is unfunded as on the date of these financial statements. Net periodic gratuity cost is recorded in the Statements of Income and includes service cost, interest cost and actuarial gains/losses.

l.	Revenue Recognition

Revenue from services are recognized over the period the service is contracted to be rendered. Advance amounts received from customers against billings for the period of service yet to be rendered on time proportion basis is disclosed as 'unearned revenues'.

Revenue from products are recognized when the significant risks and rewards of ownership have transferred to the buyer.

All revenues are recognized only when collectability of the resulting receivable is reasonably assured, and are reported net of discounts and service taxes.

m.	Revenues and costs - Filmed Entertainment

Television series are initially produced for television networks and may be subsequently licensed for foreign or domestic cable. The Company has not entered into secondary market transactions for the television series it produces. Revenues from distribution or exploitation of the television series in the initial market are recognized as revenues when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) arrangement fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured.

Film costs include the unamortized cost of completed television episodes and television series in production. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs for a given period is determined using the individual film-forecast-computation method. Under this method, the amortization of capitalized costs is based on the proportion of the film’s actual revenues recognized for such period to the film’s estimated remaining unrecognized ultimate revenues. All exploitation costs of the company are expensed as incurred.

With respect to the "Kalyanamalai" television series, the fair value of the film (after considering estimated future exploitation costs) is less than its unamortized film costs and hence the Company has written off to the income statement the amount by which the unamortized capitalized costs exceed the fair value.

Revenues earned from and costs incurred in production of the television series have been presented under the heads 'matrimonial service income' and 'matrimonial service expense' in the financial statements.

n.	Leasing Agreements

Capital leases, which transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the interest charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liabilities. Interest charges are charged directly to the statements of income.

Leases where the lessor retains substantially all the risks and benefits of ownership of the assets are classified as operating leases. Operating lease payments are recognized as an expense in the statements of income on a straight-line basis over the lease term.

o.	Earnings per share

Basic earnings per share is computed by dividing net income attributable to shareholders by the weighted average number of shares outstanding during the period.

Diluted earnings per share are computed on the basis of the weighted average number of common and dilutive common equivalent shares outstanding during the period except where the results will be anti-dilutive.

p.	Accounting for Contingencies

Certain conditions may exist as of the date of these financial statements which may further result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Management of the Company makes an assessment of such contingent liabilities which is based on assumptions and is a matter of opinion. In assessing loss contingencies relating to legal or tax proceedings that involve the Company or unasserted claims that may result in such proceedings, the Company, after consultation with legal or tax advisors, evaluates the perceived merits of any legal or tax proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

97

If the assessment of a contingency indicates that it is probable that a loss will be incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed. However, in some instances in which disclosure is not otherwise required, the Company may disclose contingent liabilities or other uncertainties of an unusual nature which, in the judgment of management after consultation with its legal or tax counsel, may be of interest to shareholders or others.

3. Cash and cash equivalents

Cash and cash equivalents comprise of the following:

Particulars	As at March 31,
	2013	2012
(a) Cash on hand	2,422,765	1,120,441
(b) Balance with banks on current accounts	326,426	34,615
Total	2,749,191	1,155,056

4. Short term investments

Short-term investments as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Fixed Deposits [1]	Nil	7,332,673
Total	Nil	7,332,673

1 These fixed deposits primarily denominated in Indian rupees (`) are for a term of one year and earn interest ranging from 9.00 % to 10.00%. These fixed deposits are held under lien against short term borrowings from bank.

5. Accounts receivable

Accounts receivable as at March 31 comprises the following:

Particulars	As at March 31,
	Mar 31, 2013	March 31, 2012
(a) Customers (Trade )	4,619,862	933,697
Total	4,619,862	933,697

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6. Other current assets

Other current assets as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Event Advances	6,590,012	7,108,036
(b) Staff Advances	367,440	261,475
(c) Advance tax (net of provision for income tax)	420,114	191,831
(d) Advances to Related parties (refer note 21)	Nil	2,090,368
(e) Loans and Advances [1]	4,637,175	77,500
(f) Interest Accrued on Fixed Deposits	Nil	137,595
(g) Prepaid Expenses	23,500	5,000

1 Loans and advances includes an amount of Rs. 1.39 Million paid to consultants for raising fresh capital. This amount being in the nature of 'share issue costs' will be adjusted against the additional paid-in capital of the Company during the year ended March 31, 2014 as per the provisions of the Indian Companies Act, 1956. (Also refer Note 23).

7. Property, plant and equipment, net

Property, plant and equipment as at March 31 comprises the following:

Particulars		Gross carrying value		Accumulated depreciation		Net carrying value
		2013	2012	2013	2012	2013	2012
(a)	Vehicles	1,955,295	1,449,423	448,302	345,587	1,506,993	1,103,836
(b)	Computers &Peripherals	4,519,742	4,056,767	3,411,382	2,838,255	1,108,360	1,218,512
(c)	Furniture & Fixtures	499,183	485,183	243,212	194,089	255,971	291,094
(d)	Office Equipments	2,546,388	1,818,300	1,092,677	803,776	1,453,711	1,014,524
(e)	Leasehold improvements	3,668,478	3,668,478	1,700,771	1,333,923	1,967,707	2,334,555
Total		13,189,086	11,478,151	6,896,344	5,515,630	6,292,742	5,962,521

Leased Property, plant and equipment, net

The following is the analysis of property, plant and equipment under capital leases as at March 31 included within property, plant and equipment, net

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Particulars	As at
	March 31, 2013	March 31, 2012
Vehicles	1,955,295	1,449,423
Less: Accumulated Depreciation	(448,302)	(345,587)
Net book value of leased assets	1,506,993	1,103,836

Below is the analysis of the repayment of capital lease obligations as at March 31, 2013

Particulars	As at March 31, 2013
2014	451,860
2015	364,900
2016	190,980
Thereafter	63,660
Imputed Interest	(157,726)
Present value of capital lease payments	913,674

The charge to income resulting from depreciation of vehicles is included with depreciation and amortization in statements of income for 2013, 2012 and 2011 amounting to Rs. 200,170, Rs. 137,696 and Rs. 137,696 respectively.

Operating leases

The total amount of operating lease expenses was as follows:

Particulars	2013	2012	2011
Lease Expenses	1,232,500	1,461,530	1,161,100

8. Intangible assets, net

Intangible assets as at March 31 comprise the following:

Particulars		Gross carrying value		Accumulated amortization		Net carrying value
		2013	2012	2013	2012	2013	2012
(a)	Software	1,599,178	1,599,178	1,354,128	1,128,689	245,050	470,489
Total		1,599,178	1,599,178	1,354,128	1,128,689	245,050	470,489

The charge to income resulting from amortization of intangible assets is included with depreciation and amortization in statements of income for 2013, 2012 and 2011 amounting to Rs. 225,439, Rs. 266,530 and Rs. 266,530 respectively.

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The following represents the estimated aggregate amortization expense for intangible assets subject to amortization as at March 31, 2013:

Particulars	As at March 31, 2013
2014	245,050
2015	Nil
Thereafter	Nil
Total Amortization Expenses	245,050

9. Other non-current assets

Other non-current assets as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Rental Advance	747,490	747,490
(b) Deposits	414,908	407,000
(c) Software under application development stage	1,120,000	480,000
Total	2,282,398	1,634,490

10. Accounts payable and accrued liabilities

Accounts payable and accrued liabilities as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Accounts Payable	4,954,655	2,686,926
(b) Salary Payable	1,274,439	708,061
(c) Current portion of provision for gratuity	32,319	24,820
(d) General and administrative expenses payable	3,714,117	2,301,629
Total	9,975,530	5,721,436

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11. Income tax and other statutory liabilities

Income tax and other statutory liabilities as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Service Tax	3,863,713	3,046,584
(b) Provident Fund	639,603	83,295
(c) Employees State Insurance	288,882	26,801
(d) Professional Tax	123,874	42,354
(e) Tax deducted at Source	1,494,323	260,501
Total	6,410,395	3,459,535

12. Short term borrowings and long term debt

Short term loans and borrowings as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Bank overdraft[1]	2,274,306	9,136,428
(b) Loans Against Fixed Deposit	Nil	6,631,881
(c) Secured Loans	4,119,180	Nil
(d) Unsecured loans from related parties [2], net of advances (ref Note 21)	18,006,046	Nil
(e) Current portion of long term debt	1,288,289	2,723,258
Total	25,687,821	18,491,567

1 The bank overdraft facility is secured by way of hypothecation of trade receivables of the Company and is also guaranteed by the personal guarantees of all the directors of the Company.

2 Unsecured loans from related parties are repayable on demand.

Long-term debt as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Secured Loans [1]	3,352,253	18,020,750
(b) Unsecured Loans [1]	Nil	539,578
(c) Capital Lease obligations [2]	913,674	600,194
	4,265,927	19,160,522
(d) Current portion of long term debt	(1,288,289)	(2,723,258)
Total	2,977,638	16,437,264

1 The interest rates of these long-term loans range from 11.50 % to 12.50%. These loans are repayable in monthly installments ranging from 36 months to 60 months. These loans are secured against the respective assets / by way of assignment of trade receivables of the Company.

2 Assets acquired under capital lease are secured against the respective assets.

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The scheduled aggregate maturity of long-term debt outstanding as at March 31, 2013 is as follows:

Particulars	As at March 31,
2014	1,288,289
2015	1,189,971
2016	802,903
2017	693,602
2018	291,162
Thereafter	Nil
Total Long Term Debt	4,265,927

13. Other current liabilities

Other current liabilities as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Unearned Revenue (i.e., billings in excess of revenue)	13,684,272	9,123,954
(b) Advance from sponsorship customers	Nil	4,725,000
Total	13,684,272	13,848,954

14. Deferred income taxes

Particulars	As at March 31,
	2013	2012
Deferred tax asset arising from tax effect of:
Operating Leases[1]	5,185,640	4,648,807
Deductible temporary differences	173,790	86,162
Minimum alternate tax [2]	1,860,653	1,860,653
Less: Valuation allowance	(7,220,083)	(6,595,622)
Deferred Tax, net	Nil	Nil
Deferred tax liability arising from tax effect of:
Property, plant and equipment (non-current)	1,459,444	933,730

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The net change during the financial year 2012 - 13 in valuation allowance: 624,461

Income tax expense compared to Statutory expectations

The major items contributing to a reconciliation of expected income tax expense / benefit by applying the statutory income tax rates to the actual income tax expense / benefit is on account of the following:

a)	Nil

1 Operating losses carried forward for tax purposes of the Company amounted to Rs. 5,185,640 and Rs. 4,648,807 as at March 31, 2013 and 2012 and are available as an offset against future taxable income of the Company. These operating losses consist of unabsorbed business loss and unabsorbed depreciation. Unabsorbed business loss expire at various dates across 8 years, whereas unabsorbed depreciation has no expiration date as per the provisions of the Indian Income-tax Act, 1961. Realization is dependent on the Company generating sufficient taxable income prior to expiration of losses carried forward, except with respect to unabsorbed depreciation. A valuation allowance is established attributable to loss carry forwards where, based on available evidence, it is more likely than not that it will not be realized.

2 Under the Indian Income-tax Act, 1961, the Company is liable to pay Minimum Alternate Tax (MAT). The excess tax paid as per MAT over and above the regular tax liability can be carried forward for a period of 10 years and can be set off against the future tax liabilities computed under regular tax provisions. However, a valuation allowance is established for such MAT paid by the Company, since based on available evidence, it is more likely than not that it will not be realized.

15. Other non-current liabilities

Other non-current liabilities as at March 31 comprises the following:

Particulars	As at March 31,
	2013	2012
(a) Trade deposits	364,900	354,900
(b) Provision for Gratuity	550,989	445,800
Total	915,889	800,700

16. Common Stock

The company has only one class of equity shares having par value of Rs. 10 per share. Each holder of equity shares is entitled to one vote per share. The authorized share capital (number of shares) of the company is 5,000,000 shares as at March 31, 2013 and 3,500,000 shares as at March 31, 2012. The issued, subscribed and paid-up share capital (number of shares) of the company is 3,150,000 shares as at March 31, 2013 and 2012, respectively.

The company declares and pays dividends in Indian rupees. The dividend proposed by the Board of Directors is subject to the approval of the shareholders in the ensuing Annual General Meeting.

17. Matrimonial service income

	For the year ended March 31,
Particulars	2013	2012	2011
(a) Profile Registration and Event Incomes	42,804,290	45,433,924	35,751,772
(b) Sponsorship Income	9,629,000	6,698,972	8,645,304
(c) Sale of space or time slot–Television Series	5,893,000	5,298,064	4,399,436
(d) Advertisement Incomes	40,500	889,180	1,503,300
(e) Sale of Products	466,783	424,791	696,864
Total	58,833,573	58,744,931	50,996,676

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18. Matrimonial Services Expenses

	For the year ended March 31,
Particulars	2013	2012	2011
(a) Event Expenses	15,779,911	18,296,362	16,403,043
(b) Production & Telecast expenses – Television Series	10,038,235	9,325,528	10,753,193
(c) Publication expenses	4,753,678	4,307,116	3,887,298
(d) Franchisee Commission	1,659,482	1,612,605	1,480,570
(e) Amortization of Film Costs	42,222	Nil	Nil
Total	32,273,528	33,541,611	32,524,104

19. General and Administrative Expenses

	For the year ended March 31,
Particulars	2013	2012	2011
(a) Lease Expenses	1,232,500	1,461,530	1,161,100
(b) Repairs & Maintenance	1,319,445	1,373,720	993,164
(c) Insurance	15,963	30,823	58,007
(d) Electricity Charges	574,843	457,156	494,963
(e) Audit Fees	1,000,000	150,000	110,300
(f) Bank Charges	509,389	299,853	319,387
(g) Bad Debts	906,109	2,295,345	970,430
(h) Travelling and Conveyance	1,881,940	2,446,059	743,036
(i) Professional Charges	551,467	352,115	871,133
(j) Printing & Stationery	551,769	720,565	852,398
(k) Telephone, Courier & Postage	1,639,110	1,349,011	1,807,984
(l) Security Charges	163,300	117,000	108,150
(m) Business Promotion Expenses	584,130	629,419	408,840
(n) Others	163,204	154,621	277,538

Total	11,093,169	11,837,217	9,176,430

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20. Earnings / (Loss) per Share

	For the year ended March 31,
Particulars	2013	2012	2011
(a) Net Income / (Loss)	(561,697)	(5,839,533)	(2,791,242)
(b) Weighted average number of equity shares outstanding	3,150,000	3,150,000	3,150,000

Earnings / (loss) per share - basic and diluted	(0.18)	(1.85)	(0.89)

21. Related Party Disclosures

Names of related party and relationship

(i)	Key Management Personnel ('KMP')
(a)	Mr. V. Venkatesan - Managing Director
(b)	Ms. Meera Nagarajan – Director
(c)	Mr. V Vijaya Bhaskar – Director

(ii)	Relatives of KMP
(a)	Mr. Sridhar Kalyanasundaram

Particulars	KMP	Relative of KMP
Transactions	2013	2012	2013	2012
Advances given for business purposes	4,842,416	5,861,957	Nil	Nil
Settlement of advances given for business purposes	3,627,771	4,507,130	Nil	Nil
Unsecured loans received	11,997,880	Nil	13,477,512	Nil
Repayment of unsecured loans	2,055,714	Nil	2,108,619	Nil

Year end balances
Advances given for business purposes (debit balance)	3,448,213	2,233,568	Nil	Nil
Unsecured loans received (credit balance)	9,942,166	Nil	11,512,093	143,200

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22. Employee Benefits

a.	Defined Benefit Plan

The obligation towards gratuity is provided based on acturial valuation carried out as at Balance Sheet date. The following are disclosures relating to the benefit plan:

The liability recognized in the balance sheets as at March 31 is as follows. The obligations are unfunded as on the dates of balance sheets.

Particulars	As at March 31,
	2013	2012
(a) Gratuity liability recognized in the balance sheet	583,308	470,620

Weighted average assumptions used to determine net gratuity cost and benefit obligations:

For the year ended March 31,
Particulars	2013	2012
(a) Discount Rate	8.50% p.a.	8.50% p.a.
(b) Long term rate of compensation increase	10.00% p.a.	10.00% p.a.
(c) Rate of return on plan assets	N.A.,	N.A.,

23. Subsequent events and going concern

The Company has incurred substantial losses and its net worth has been eroded. The Company has drawn up plans for changing its service mix between matrimony and wedding event management services which is expected to improve the profitability of the Company.

Also, the company has drawn up detailed plans for raising further capital. The company has entered into an agreement with KM Wedding Events Management, Inc., ("Purchaser") on February 14, 2013, for issue of upto 10,000,000 shares of common stock at a price of Rs. 11 per share (Face value – Rs.10), for an aggregate consideration of upto 2,100,000 USD. With respect to the same, the company has allotted 1,393,127 shares to the purchaser on April 30, 2013 for a consideration of USD 280,000 (Rs. 15,323,613).

Further, the shareholders of the company have also entered into an agreement on February 14, 2013, with KM Wedding Events Management Inc., ("Purchaser") to sell their entire holding of 3,150,000 shares in two tranches. In tranche ‘A’, shareholders will sell 1,150,000 shares at a price of ` 11 per share. The balance of 2,000,000 shares (tranche 'B') have to be sold, within 3 years from the date of the above mentioned agreement, at a price equal to the fair market value of the shares on the date of sale. With respect to the tranche A transaction, the shareholders have received USD 229,000 (` 12,320,200) for the sale of 1,120,018 shares.

Considering the above points, the financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

24. Film Costs

The amount of unamortized film costs disclosed in the balance sheet pertains to completed and not released films with respect to the television series. The entire amount of unamortized film costs is expected to be amortized during the twelve-month period ending March 31, 2014.

25. Risk & Uncertainties: Credit Risk

Credit risk arises from the possibility that customers may not be able to settle their obligations as agreed. Accounts receivable balances are typically unsecured and are derived from revenues earned from customers. The Company’s management reviews ageing analysis of outstanding accounts receivables and follows up on past due balances. There is no significant concentration of credit risk.

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26. Commitments and Contingencies

Service Tax

Penalties, if any, on account of delay in payment of service tax dues are unascertainable.

27. Previous Year’s Figures

Figures of previous year have been regrouped / rearranged, wherever required to confirm to the current year presentation.

108

KM MATRIMONY PRIVATE LIMITED

(A Development Stage Company)

Interim Financial Statements

For the period ended September 30, 2013

109

Manohar Chowdhry & Associates

CHARTERED ACCOUNTANTS

27, Subramaniam Street,
Abiramapuram, Chennai 600 018.
India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors
of KM Matrimony Private Limited

We have reviewed the accompanying interim condensed balance sheet of KM Matrimony Private Limited ("the Company") as of September 30, 2013, and the related interim condensed statements of income, changes in shareholders' equity, and cash flows for the six-month periods ended September 30, 2013 and 2012. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of the Company as of March 31, 2013, and the related statements of income, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated June 25, 2013, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying interim condensed balance sheet as of September 30, 2013, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates
Place: Chennai, Tamil Nadu, India
Date: November 28, 2013

Chennai ❖ Bangalore ❖ Dubai ❖ Hyderabad ❖ Mumbai
Coimbatore ❖ Gurgaon ❖ Kochi ❖ Madurai ❖ Mangalore ❖ Vizag

110

KM Matrimony Private Limited

Interim Condensed Balance Sheets

(in Indian Rupees Rs. unless otherwise stated)

	Notes	As at September 30, 2013	As at March 31, 2013	As at September 30, 2013 (US $)
				(unaudited)
ASSETS				Refer note 2(b)
Current assets:	3	2,625,714	2,749,191	41,958
Cash and cash equivalents	4	Nil	Nil	Nil
Accounts receivable, net	5	2,907,535	4,619,862	46,461
Other current assets	6	17,861,112	2,038,241	285,412
Total current assets		23,394,361	19,407,294	373,831

Non-current assets:
Long Term Investments	6	8,100,000	Nil	129,434
Property, plant and equipment, net	7	7,518,797	6,292,742	120,147
Intangible assets, net	8	152,560	245,050	2,438
Film costs	25	Nil	31,575	Nil
Other non-current assets	9	3,107,398	2,282,398	49,655
Total non-current assets		18,878,755	8,851,765	301,764
Total assets		42,273,116	28,259,059	675,505

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	10	7,764,390	9,975,530	124,701
Income tax and other statutory liabilities	11	5,089,373	6,410,395	81,326
Short-term loans & current portion of long term debt	12	16,401,147	7,681,775	262,083
Unsecured loans from related parties	20	16,329,999	18,006,046	260,946
Other current liabilities	13	14,824,510	13,684,272	236,889
Total current liabilities		60,409,419	55,758,018	965,315

Non-current liabilities:
Long-term debt	12	489,431	2,977,638	7,821
Deferred tax liabilities		1,459,444	1,459,444	23,321
Other non-current liabilities	14	765,394	915,889	12,231
Total non-current liabilities		2,714,269	5,352,971	43,373

Shareholders' equity
Common stock par value Rs. 10	15	45,431,270	31,500,000	725,971
Accumulated deficit		(66,281,842)	(64,351,930)	(1,059,154)
Total shareholders' equity		(20,850,572)	(32,851,930)	(333,183)
Total liabilities and shareholders' equity		42,273,116	28,259,059	675,505

The accompanying notes are an integral part to these interim condensed financial statements.

111

KM Matrimony Private Limited

Interim Condensed Statements of Income (unaudited)

(in Indian Rupees Rs. unless otherwise stated)

	Notes	For the six months ended September 30,
		2013	2012	2013 (US $)
				Refer note 2(b)
Revenues
Matrimonial service income	16	29,292,037	27,538,785	468,073
Wedding catering service income		7,501,382	5,458,197	119,869
Total		36,793,419	32,996,982	587,942

Costs and expenses
Matrimonial service expenses	17	12,769,221	15,453,948	204,046
Wedding catering service expenses		6,294,471	5,992,650	100,583
Personnel costs		9,556,324	8,178,735	152,706
General and administrative expenses	18	8,163,098	5,773,801	130,443
Depreciation and amortization		1,008,404	899,249	16,114
Total		37,791,518	36,298,383	603,892

Operating income / (loss)		(998,099)	(3,301,401)	(15,950)

Other income / (expenses)
Interest income		363,965	Nil	5,816
Loss on sale of property plant & equipment		Nil	(15,877)	Nil
Finance charges		(1,176,977)	(900,838)	(18,808)
Total other income / (expenses), net		(813,012)	(916,715)	(12,992)

Income / (loss) before income tax expense		(1,811,111)	(4,218,116)	(28,942)

Income taxes
Current tax		Nil		Nil
Prior period taxes		(118,801)	Nil	(1,898)
Deferred tax (expense) / benefit		Nil	Nil	Nil

Net income / (loss)		(1,929,912)	(4,218,116)	(30,840)

Earnings / (loss) per share - basic and diluted		(0.45)	(1.34)	(0.007)

The accompanying notes are an integral part to these interim condensed financial statements.

112

KM Matrimony Private Limited

Interim Condensed Statements of Changes in Shareholders' Equity

(in Indian Rupees Rs. unless otherwise stated)

	Number of shares	Common stock	Additional paid - in capital	Accumulated deficit	Total shareholders' equity
Balance as at March 31, 2012	3,150,000	31,500,000	Nil	(63,790,233)	(32,290,233)
Net income / (loss) for the period (unaudited)	Nil	Nil	Nil	(4,218,116)	(4,218,116)
Balance as at September 30, 2012 (unaudited)	3,150,000	31,500,000	Nil	(68,008,349)	(36,508,349)
Balance as at March 31, 2013	3,150,000	31,500,000	Nil	(64,351,930)	(32,851,930)
Net income / (loss) for the period (unaudited)	Nil	Nil	Nil	(1,929,912)	(1,929,912)
Fresh issue of equity shares	1,393,127	13,931,270	1,393,127	Nil	15,324,397
Less: application of additional
paid-in capital [1]	Nil	Nil	(1,393,127)	Nil	(1,393,127)
Balance as at September 30, 2013 (unaudited)	4,543,127	45,431,270	Nil	(66,281,842)	(20,850,572)
Balance as at Sep 30, 2013(in US $)
(unaudited) Refer note 2(b)	4,543,127	725,971	Nil	(1,059,154)	(333,183)

1 On April 30, 2013, the company has allotted 13,93,127 fresh equity shares (par value of Rs.10 per share) to KM Wedding Events Management Inc. at a premium of Rs.1 per share, amounting to Rs.1,393,127. 'Share issue costs' to the tune of 1,393,127 are adjusted against such additional paid-in capital as per the provisions of section 78 of the Indian Companies Act, 1956. Consequently, the additional paid-in capital is nil as at September 30, 2013.

The accompanying notes are an integral part to these interim condensed financial statements.

113

KM Matrimony Private Limited

Interim Condensed Statements of Cash Flows (unaudited)

(in Indian Rupees Rs. unless otherwise stated)

	For the six months ended September 30, 2013
	2013	2012	2013 (US $)
Cash flows from operating activities			Refer note 2(b)
Net income / (loss)	(1,929,912)	(4,218,116)	(30,840)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,008,404	899,249	16,114
Deferred tax expense / (benefit)	Nil	Nil	Nil
Loss on disposal of property, plant and equipment	Nil	15,877	Nil
Amortization of film costs	31,575	42,222	505
Bad debts	2,237,217	453,054	35,750
Changes in operating assets and liabilities
(Increase) /Decrease in short term investments	Nil	7,332,673	Nil
(Increase) in long term investments	(8,100,000)	Nil	(129,434)
(Increase) / decrease in accounts receivables	(524,890)	(897,551)	(8,388)
(Increase) in other current assets	(7,215,998)	(1,301,804)	(115,308)
(Increase) in other non-current assets	(825,000)	(247,908)	(13,183)
Decrease in advance to related parties	Nil	2,090,368	Nil
Increase / (decrease) in unsecured loans from related parties	(1,676,047)	21,750,738	(26,782)
Increase / (decrease) in accounts payable	(2,211,140)	1,664,909	(35,333)
Increase / (decrease) in income tax and other statutory liabilities	(1,321,022)	1,984,118	(21,109)
Increase / (decrease) in other current liabilities	1,140,238	(1,263,102)	18,220
Increase in other non-current liabilities	(150,495)	91,164	(2,405)
Net cash provided by / (used in) operating activities	(19,537,070)	28,395,891	(312,193)

Cash flows from investing activities
Additions to property, plant and equipment	(2,099,969)	(1,112,051)	(33,558)
Proceeds from disposal of property, plant and equipment	Nil	200,000	Nil
Additions to intangible assets	(42,000)	Nil	(671)
Net cash issued in investing activities	(2,141,969)	(912,051)	(34,229)

Cash flows from financing activities
Proceeds from / (repayment of) short term debts	8,719,372	(14,995,572)	139,332
Proceeds from / (repayment of) long term debts	(2,488,207)	(12,668,318)	(39,760)
Proceeds from issue of shares	15,324,397	Nil	244,877
Net cash provided by / (used in) financing activities	21,555,562	(27,663,890)	344,449

Net increase in cash and cash equivalents	(123,477)	(180,050)	(1,973)
Cash and cash equivalents, beginning of period	2,749,191	1,155,056	43,931
Cash and cash equivalents, end of period	2,625,714	975,006	41,958
Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	1,176,977	900,838	18,808
Income taxes paid	193,366	69,434	3,090

Non-cash items:
Allotment of common stock	NiL	Nil	Nil

The accompanying notes are an integral part to these interim condensed financial statements.

114

KM Matrimony Private Limited

Notes to interim condensed financial statements

(in Indian Rupees Rs. unless otherwise stated)

1. General

KM Matrimony Private Limited ('the Company') was originally incorporated on July 19, 1996 in the name and style, Natraj Television Network Limited in Chennai, Tamil Nadu under the provisions of the Companies Act, 1956. The name of the company was later changed to KM Matrimony Limited with effect from March 18, 2004. Subsequently, on January 7, 2005, the company got converted into a private limited company and the name of the company was changed to its present name i.e. KM Matrimony Private Limited.

The Company is principally engaged in the business of matrimonial services through mass media such as internet, print, television and ground events and is also engaged in providing wedding catering services and other related services in India.

The Company also produces two entertainment shows "Kalyanamalai" (Tamil language) and "VivahaBhandam" (Telugu language) which are telecasted on television networks.

2. Significant Accounting Policies

a.	Form and Content of the Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in India (“Indian GAAP”). The accompanying financial statements were derived from the Company’s Indian statutory books and records with adjustments made to present them in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements are presented in Indian rupees (Rs.), the national currency of India.

The interim condensed financial statements included herein are unaudited and have been prepared in accordance with US GAAP for interim financial reporting (primarily with topic 270, Interim Reporting, of Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC")), and do not include all disclosures required by US GAAP. The company omitted disclosures which would substantially duplicate the information contained in its 2013 audited financial statements, such as accounting policies and details of accounts which have not changed significantly in amount or composition. Additionally, the company has provided disclosures where significant events have occurred subsequent to the issuance of its 2013 audited financial statements. Management believes that the disclosures are adequate to make the information presented not misleading if these interim condensed financial statements are read in conjunction with the company’s 2013 audited financial statements and the notes related thereto. In the opinion of management, the financial statements reflect all adjustments of a normal and recurring nature necessary to present fairly the company’s financial position, results of operations and cash flows for the interim reporting periods.

The results of operations for six months ended September 30, 2013 may not be indicative of the results of operations for the full year ending March 31, 2014. Subsequent events have been evaluated through November 28, 2013, the date these financial statements are available to be issued.

The accompanying interim condensed financial statements differ from the company's statutory books with respect to certain adjustments not recorded in the company’s statutory books, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP. The principal adjustments relate to: (1) depreciation of property, plant and equipment; (2) amortization of intangible assets and film cost (3) deferred income taxes; (4) accounting of employee benefits; (5) recognition of certain expenses.

b.	Convenience translation (unaudited)

Solely for the convenience of the readers, the financial statements as on and for the six months ended September 30, 2013 have been translated into United States dollars at the foreign exchange rate of US $1 = Rs.62.58, as published by Federal Reserve Board of Governors on September 30, 2013. No representation is made that the Indian rupee (Rs.) amounts have been, could have been or could be converted into United States dollars at such a rate or any other rate.

c.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

115

d.	Income taxes

The company follows the provisions of FASB ASC 740-270, Income Taxes (Interim Reporting), to arrive at the effective tax rate. The effective tax rate is the best estimate of the expected annual tax rate to be applied to the taxable income for the current reporting period. Deferred tax assets and liabilities are recognized at the normal tax rates of 30.9% (including education cess @ 3%).

e.	Foreign Currency Transactions.

Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Gains or losses resulting from foreign currency transactions are included in the statements of income.

f.	Revenues and Costs – Filmed Entertainment

Television series are initially produced for television networks and may be subsequently licensed for foreign or domestic cable. The Company has entered into secondary market transactions for the television series it produces. Revenues from distribution or exploitation of the television series are recognized as revenues when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) arrangement fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured.

Film costs include the unamortized cost of completed television episodes and television series in production. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs for a given period is determined using the individual film-forecast-computation method. Under this method, the amortization of capitalized costs is based on the proportion of the film’s actual revenues recognized for such period to the film’s estimated remaining unrecognized ultimate revenues. All exploitation costs of the company are expensed as incurred.

With respect to the "Kalyanamalai" television series, the fair value of the film (after considering estimated future exploitation costs) is less than its unamortized film costs and hence the Company has written off to the income statement the amount by which the unamortized capitalized costs exceed the fair value.

Revenues earned from and costs incurred in production of the television series have been presented under the heads 'matrimonial service income' and 'matrimonial service expense' in the financial statements.

3. Cash and cash equivalents

Cash and cash equivalents comprise of the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Cash on hand	2,434,044	2,422,765
(b) Balance with banks on current accounts	191,670	326,426
Total	2,625,714	2,749,191

116

4. Accounts receivable

Accounts receivable as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Customers (Trade )	2,326,848	4,619,862
(b) Affiliated Entity – Parent Company	580,687	Nil
Total	2,907,535	4,619,862

5. Other current assets

Other current assets as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Event Advances	7,474,086	6,590,012
(b) Staff Advances	944,910	367,440
(c) Advance tax (net of provision for income tax)	494,139	420,114
(d) Loans and Advances [1]	6,750,000	4,637,175
(e) Interest Accrued on Fixed Deposits	327,568	Nil
(f) Prepaid Expenses	1,870,409	23,500
Total	17,861,112	12,038,241

1 Loans and advances as at March 31, 2013 includes an amount of Rs. 1,387,175 paid to consultants for raising fresh capital. This amount being in the nature of 'share issue costs' is adjusted against the additional paid-in capital of the company as per the provisions of section 78 of the Indian Companies Act, 1956.

6. Long Term Investments

Long-term investments comprise the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Customers (Trade )	8,100,000	Nil

Total	8,100,000	Nil

117

7. Property, plant and equipment, net

Property, plant and equipment as at September 30 comprises the following:

Particulars	Gross carrying value		Accumulated depreciation		Net carrying value
	Sep30 (unaudited)	Mar 31	Sep 30 (unaudited)	Mar 31	Sep 30 (unaudited)	Mar 31
(a) Vehicles	1,955,295	1,955,295	540,415	448,302	1,414,880	1,506,993
(b) Computers &Peripherals	4,519,742	4,519,742	3,784,932	3,411,382	734,810	1,108,360
(c) Furniture & Fixtures	1,089,225	499,183	271,931	243,212	817,294	255,971
(d) Office Equipments	3,119,070	2,546,388	1,285,575	1,092,677	1,833,495	1,453,711
(e) Leaseholdimprovements	4,605,723	3,668,478	1,887,405	1,700,771	2,718,318	1,967,707
Total	15,289,055	13,189,086	7,770,258	6,896,344	7,518,797	6,292,742

Leased Property, plant and equipment, net

The following is the analysis of property, plant and equipment under capital leases as at March 31 included within property, plant and equipment, net

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
Vehicles	1,955,295	1,955,295
Less: Accumulated Depreciation	(540,415)	(448,302)
Net book value of leased assets	1,414,880	1,506,993

Operating leases

The total amount of operating lease expenses was as follows: (For six months ended September 30)

Particulars	2013 (unaudited)	2012 (unaudited)
Lease Expenses	912,467	612,500

8. Intangible assets, net

Intangible assets as at September 30 comprise the following:

Particulars	Gross carrying value		Accumulated amortization		Net carrying value
	Sep 30, 2013 (unaudited)	Mar 31, 2013	Sep 30, 2013 (unaudited)	Mar 31, 2013	Sep 30, 2013 (unaudited)	Mar 31, 2013
(a) Software	1,641,178	1,599,178	1,488,618	1,354,128	152,560	245,050
Total	1,641,178	1,599,178	1,488,618	1,354,128	152,560	245,050

118

9. Other non-current assets

Other non-current assets as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Rental Advance	1,267,490	747,490
(b) Deposits	414,908	414,908
(c) Software under application development stage	1,425,000	1,120,000
Total	3,107,398	2,282,398

10. Accounts payable and accrued liabilities

Accounts payable and accrued liabilities as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Accounts Payable	3,041,312	4,954,655
(b) Salary Payable	1,624,128	1,274,439
(c) Current portion of provision for gratuity	35,309	32,319
(d) General and administrative expenses payable	3,063,641	3,714,117
Total	7,764,390	9,975,530

11. Income tax and other statutory liabilities

Income tax and other statutory liabilities as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Service Tax	3,394,883	3,863,713
(b) Provident Fund	705,577	639,603
(c) Employees State Insurance	149,269	288,882
(d) Professional Tax	168,710	123,874
(e) Tax deducted at Source	670,934	1,494,323
Total	5,089,373	6,410,395

12. Short term borrowings and long term debt

Short term loans and borrowings as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Bank overdraft[1]	8,520,639	2,274,306
(b) Loans Against Fixed Deposit	7,337,415	Nil
(c) Secured Loans	Nil	4,119,180
(d) Current portion of long term debt	543,093	1,288,289
Total	16,401,147	7,681,775

1 The bank overdraft facility as at September 30, 2013 is secured by way of hypothecation of trade receivables, current assets and fixed assets of the company except vehicles financed by other banks / financial institutions.

119

Long-term debt as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Secured Loans [1]	294,380	3,352,253
(b) Capital Lease obligations [1]	738,144	913,674
	1,032,524	4,265,927
(c) Current portion of long term debt	(543,093)	(1,288,289)
Total	489,431	2,977,638

1 The interest rates of these long-term loans as at September 30 range from 11.50 % to 12.50%. These loans are repayable in monthly installments ranging from 36 months to 60 months. These loans are secured against the respective assets.

The scheduled aggregate maturity of long-term debt outstanding as at September 30, 2013 is as follows:

Particulars	As at September 30, 2013 (unaudited)
2014	286,997
2015	512,191
2016	171,319
2017	62,017
Thereafter	Nil
Total Long Term Debt	1,032,524

13. Other current liabilities

Other current liabilities as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Unearned Revenue (i.e., billings in excess of revenue)	14,824,510	13,684,272
Total	14,824,510	13,684,272

120

14. Other non-current liabilities

Other non-current liabilities as at March 31 comprises the following:

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Trade deposits	155,417	364,900
(b) Provision for Gratuity	609,977	550,989
Total	765,394	915,889

15. Common Stock

The company has only one class of equity shares having par value of Rs.10 per share. Each holder of equity shares is entitled to one vote per share. The authorized share capital (number of shares) of the company is 5,000,000 shares as at September 30, 2013 and March 31, 2013.

The issued, subscribed and paid-up share capital (number of shares) of the company is 4,543,127 shares as at September 30, 2013 and 3,150,000 shares as at March 31, 2013.

On April 30, 2013, the company has allotted 13,93,127 fresh equity shares (par value of Rs.10 per share) to KM Wedding Events Management Inc. at a premium of Rs.1 per share.

Further, the shareholders of the company have also entered into an agreement on February 14, 2013, with KM Wedding Events Management Inc., to sell their entire holding of 3,150,000 shares in two tranches. In tranche ‘A’, shareholders will sell 1,150,000 shares at a price of Rs.11 per share. The balance of 2,000,000 shares (tranche 'B') have to be sold, within 3 years from the date of the above mentioned agreement, at a price equal to the fair market value of the shares on the date of sale. With respect to the tranche 'A' transaction, the shareholders have sold 1,120,017 shares for a consideration of USD 229,000 (Rs.12,320,200) during the six months ended September 30, 2013.

Consequent to the above mentioned transactions, KM Wedding Events Management Inc. holds 55.32% of shares of the company as at September 30, 2013.

The company declares and pays dividends in Indian rupees (Rs.). The dividend proposed by the Board of Directors is subject to the approval of the shareholders in the ensuing annual general meeting.

16. Matrimonial service income

	For Six months ended September 30
Particulars	2013 (unaudited)	2012 (unaudited)
(a) Profile Registration and Event Incomes	22,189,433	19,818,670
(b) Sponsorship Income	3,750,000	4,432,000
(c) Sale of space or time slot–Television Series	2,529,000	3,027,000
(d) Sale of television rights	562,604	Nil
(e) Sale of Products(magazine)	261,000	261,115
Total	29,292,037	27,538,785

121

17. Matrimonial Services Expenses

	For Six months ended September 30
Particulars	2013 (unaudited)	2012 (unaudited)
(a) Event Expenses	4,371,609	7,304,173
(b) Production & Telecast expenses – Television Series	5,028,129	5,010,247
(c) Publication expenses	2,632,456	2,251,698
(d) ARC Commission	705,452	845,608
(e) Amortization of Film Costs	31,575	42,222
Total	12,769,221	15,453,948

18. General and Administrative Expenses

	For the six months ended September 30
Particulars	2013 (unaudited)	2012 (unaudited)
(a) Lease Expenses	912,467	612,500
(b) Repairs & Maintenance	772,125	550,220
(c) Insurance	47,394	Nil
(d) Electricity Charges	322,322	322,880
(e) Audit Fees	275,000	275,000
(f) Bank Charges	293,616	241,238
(g) Bad Debts	2,237,217	453,054
(h) Travelling and Conveyance	476,094	1,513,499
(i) Professional Charges	1,140,988	226,567
(j) Printing & Stationery	241,542	274,361
(k) Telephone, Courier & Postage	805,216	839,464
(l) Security Charges	79,200	74,500
(m) Business Promotion Expenses	404,398	345,773
(n) Others	155,519	44,745
Total	8,163,098	5,773,801

19. Earnings / (Loss) per Share

	For the six months ended September 30,
Particulars	2013 (unaudited)	2012 (unaudited)
(a) Net Income / (Loss)	(1,929,912)	(4,218,116)
(b) Weighted average number of equity shares outstanding[1]	4,314,746	3,150,000
Earnings / (loss) per share - basic and diluted	(0.45)	(1.34)

1 Refer Note No. 15, 'common stock' with respect to fresh issue of equity shares.

122

20. Related Party Disclosures

Names of related party and relationship

(i)	Key Management Personnel ('KMP')
(a)	Mr. V. Venkatesan - Managing Director
(b)	Ms. Meera Nagarajan – Director
(c)	Mr. V Vijaya Bhaskar – Director

(ii)	Relatives of KMP
(a)	Mr. Sridhar Kalyanasundaram

Particulars	KMP		Relative of KMP
Transactions during the six months period ending September 30	2013 (unaudited)	2012 (unaudited)	2013 (unaudited)	2012 (unaudited)
Advances given for business purposes	7,230,368	4,251,237	Nil	Nil
Settlement of advances given for business purposes	3,919,321	2,371,716	Nil	Nil
Unsecured loans received	3,886,000	25,675,392	Nil	Nil
Repayment of unsecured loans	2,251,000	2,187,833	Nil	Nil
Sale of Television rights	Nil	Nil	562,604
Year end balances
Advances given for business purposes (debit balance)	6,759,260	1,879,521	Nil	Nil
Unsecured loans received (credit balance)[1]	23,089,259	23,630,259	Nil	Nil
Trade Receivable	Nil	Nil	580,687	Nil

1Unsecured loans from related parties are repayable on demand.

21. Employee Benefits

a.	Defined Benefit Plan

The obligation towards gratuity is provided based on acturial valuation carried out as at Balance Sheet date. The following are disclosures relating to the benefit plan:

The liability recognized in the balance sheets as at September 30 is as follows. The obligations are unfunded as on the dates of balance sheets.

Particulars	As at
	September 30, 2013 (unaudited)	March 31, 2013
(a) Gratuity liability recognized in the balance sheet	645,386	583,308

Weighted average assumptions used to determine net gratuity cost and benefit obligations:

For the six months ended
Particulars	September 30, 2013 (unaudited)	March 31, 2013
(a) Discount Rate	8.50% p.a.	8.50% p.a.
(b) Long term rate of compensation increase	10.00% p.a.	10.00% p.a.
(c) Rate of return on plan assets	N.A.,	N.A.,

123

22. Subsequent events and going concern

The company has incurred substantial losses and its net worth has been eroded. The company has up plans for changing its service mix between matrimony and wedding event management services which is expected to improve the profitability of the company.

Also, the company has drawn up detailed plans for raising further capital. The company has entered into an agreement with KM Wedding Events Management, Inc., ("Purchaser") on February 14, 2013, for issue of upto 10,000,000 shares of common stock at a price of Rs.11 per share (Face value – Rs.10), for an aggregate consideration of upto 2,100,000 USD. With respect to the same, the company has allotted 1,393,127 shares to the purchaser on April 30, 2013 for a consideration of USD 280,000 (Rs.15,323,613).

Also refer Note No. 15, 'common stock'.

Considering the above points, the financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

23. Film Costs

The entire amount of unamortized film costs as at March 31, 2013 is amortized during the six months period ended September 30, 2013.

24. Risk &Uncertainties:

Credit Risk

Credit risk arises from the possibility that customers may not be able to settle their obligations as agreed. Accounts receivable balances are typically unsecured and are derived from revenues earned from customers. The Company’s management reviews ageing analysis of outstanding accounts receivables and follows up on past due balances. There is no significant concentration of credit risk.

25. Commitments and Contingencies

Statutory dues.

Penalties, if any, on account of delay in payment of service tax dues are unascertainable.

124

PROSPECTUS

KM WEDDING EVENTS MANAGEMENT, INC.

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

10,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until May 18, 2014, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

DECEMBER 9, 2013

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

KM WEDDING EVENTS MANAGEMENT, INC.

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

7,912,660 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 7,912,660 shares of our common stock can be sold by selling security holders at a fixed price of $0.30 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The selling shareholders and any broker or dealer participating in the sale of shares on behalf of the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  You should consider carefully the risks that we have described in the section entitled RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS before deciding whether to invest in our common stock.

This Prospectus covers the Resale Offering by the Selling Shareholders of 7,912,660 shares of Common Stock. The Company is concurrently conducting a primary offering for 10,000,000 shares, which is covered in a separate Public Offering Prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THIS PROSPECTUS BEFORE BUYING ANY SHARES OF KM WEDDING EVENTS MANAGEMENT, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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TABLE OF CONTENTS

Page
Prospectus Summary	6
The Offering	128
Risk Factors	9
Determination of Offering Price	15
Use of Proceeds	121
Selling Security Holders	129
Plan of Distribution;	130
Description of Property	131
Description of Securities	18
Description of Business	20
Management’s Dicussion and Analysis	28
Directors, Executive Officers, Promoters and Control Persons	31
Executive Compensations	32
Security Ownership of Certain Beneicial Owners and Management	33
Certain Relationships and Related Transactions	33
Legal Matters	34
Experts	34
Commission Position of Indemnification for Securities Act Liabilities	35
Where you can find more information	35
Index to Financial Statements	36

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

127

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SUMMARY OF THIS OFFERING

Securities being offered	Up to 7,912,660 shares of Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	41,646,160 shares of Common Stock issued and outstanding as of December 9, 2013.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the selling shareholders.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

128

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our ordinary shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of ordinary shares offered by them under this Prospectus.

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[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 7,912,660 shares of our common stock held by 115 shareholders of our common stock, which were issued: (i) pursuant to Section 4(2) of the Securities Act of 1933 in which we issued 5,000,000 shares of common stock to an accredited investor for services, these transaction were exempt from registration as they were transactions by an issuer not involving a public offering, no underwriters we used and no commissions were paid; (ii) in pursuant to a Regulation S offering in which we sold 4,050,000 shares of common stock to 50 investors pursuant to a Regulation S offering in which we sold 4,050,000 shares of common stock to 50 investors.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 9, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Before the Offering		After the Offering
Name of Selling Shareholders (1)	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (2)	Number of Shares to be Offered for the Account of the Selling Shareholders (3)	Number of Shares to be Owned after this Offering (4)	Percentage to be Beneficially Owned after this Offering (4) (5)
T. Shanthi Priya	20,000	20,000	0	0%
S. Bharath	20,000	20,000	0	0%
Srinivasan Kannan	60,000	60,000	0	0%
Prashant Kothari	20,000	20,000	0	0%
Thandava Krishna Murthy	20,000	20,000	0	0%
Veerappan Nagappan	645,000	494,250	150,750	0.36%
Rama Subramani Lakshmi	20,000	20,000	0	0%
Rama Subramani Radha	20,000	20,000	0	0%
Rama Subramani Ramani	20,000	20,000	0	0%
Lata Awtaney	20,000	20,000	0	0%
Ajay Awtaney	20,000	20,000	0	0%
Harish Awtaney	20,000	20,000	0	0%
Yussuf Sajjadhusein	20,000	20,000	0	0%
Lakshmi Narayanan Sankara Krishnan	20,000	20,000	0	0%
Venkatasubramanyam Chandra Sekhar	20,000	20,000	0	0%
Duraisamy Ravichandran	20,000	20,000	0	0%
Kandasamy Balakumar	20,000	20,000	0	0%
Krishnan Narayana	20,000	20,000	0	0%
Pugalenthi Rajendiran	20,000	20,000	0	0%
Mothukuri Saikumar	20,000	20,000	0	0%
Falguni N Shah	20,000	20,000	0	0%
Ramesh Iyer	20,000	20,000	0	0%
Sharanya Viswanathan Iyer	20,000	20,000	0	0%
Madhuri M Shastri	45,000	28,250	16,750	0.04%
Haja Sowkathali Abdul Rajack	20,000	20,000	0	0%
Aniket Dogra	20,000	20,000	0	0%
Divya Chhawchharia	20,000	20,000	0	0%
Lalitha Vaidyananthan	70,000	36,500	33,500	0.08%
A. Niranjani	20,000	20,000	0	0%
A. Poornachandran	20,000	20,000	0	0%
Arunkumar Shivaraman	20,000	20,000	0	0%
Chandra Ramani	20,000	20,000	0	0%
Harsh Shah	20,000	20,000	0	0%
Hirek Dinesh Karaniya	20,000	20,000	0	0%
Kumarpal S Shah	20,000	20,000	0	0%
L. Nalina	20,000	20,000	0	0%
Lakshmikumaran Suresh	20,000	20,000	0	0%
Meyyammai Veerapan Chettiar	645,000	494,250	150,750	0.36%
N. Nagappan	20,000	20,000	0	0%
Nakul Chhawchharia	20,000	20,000	0	0%
V. Narayanan Iyer	475,000	424,750	50,250	0.12%
Narayanan Sriram	420,000	420,000	0	0%
Nikesh K Shah	170,000	69,500	100,500	0.24%
Pachamuthu Senthilkumar	20,000	20,000	0	0%
Pahlachander Sivaramakrishnan	20,000	20,000	0	0%
Mustansir Mannan Safri	20,000	20,000	0	0%
R. Parthasarathy	400,000	400,000	0	0%
Rajeshwari Viswanathan Iyer	20,000	20,000	0	0%
Reena Kaushik	20,000	20,000	0	0%
Sanjeevi Iyyamperumal	20,000	20,000	0	0%
Shaikh Feroz Abdul Karim	20,000	20,000	0	0%
Shailesh Varudkar	45,000	28,250	16,750	0.04%
Sheela Ramesh	20,000	20,000	0	0%
Sivaramakrishnan Krishnamurthy	20,000	20,000	0	0%
Sriram Iyer	275,000	157,750	117,250	0.28%
Stephen Socorro D’Costa	20,000	20,000	0	0%
V. Mythily	20,000	20,000	0	0%
Veeraraghavan Lakshmikumaran	20,000	20,000	0	0%
Vijay Shah	20,000	20,000	0	0%
Jugalkishor Mundra	120,000	53,000	67,000	0.16%
Harishankar Chaitanya	175,000	57,750	117,250	0.28%
R Ramesh	50,000	16,500	33,500	0.08%
Vanaja Ramalingam	50,000	16,500	33,500	0.08%
Kallal Choudhury	25,000	8,250	16,750	0.04%
B. R. Venugopal	25,000	8,250	16,750	0.04%
Arvind Vishwanat	25,000	8,250	16,750	0.04%
Sachin Srinivas Bhattad	25,000	8,250	16,750	0.04%
Srinivasarangan Sundarrajan	50,000	16,500	33,500	0.08%
Sethuraman Venkataraman	25,000	8,250	16,750	0.04%
Sundrarajan Srinivasan	225,000	74,250	150,750	0.36%
Sujatha Srinivasan	100,000	33,000	67,000	0.16%
Sathayasai Ramachandran	25,000	8,250	16,750	0.04%
Simi Chadha	25,000	8,250	16,750	0.04%
Rajkumar	25,000	8,250	16,750	0.04%
Anand P Joshi	25,000	8,250	16,750	0.04%
Mahesh Manohar Pathak	25,000	8,250	16,750	0.04%
Sunil Bhatia	25,000	8,250	16,750	0.04%
Dhiral Pravin Chandaria	25,000	8,250	16,750	0.04%
Rishma Shetty	25,000	8,250	16,750	0.04%
Amber Singhania	25,000	8,250	16,750	0.04%
Haridas M Nayak	25,000	8,250	16,750	0.04%
Shankar K	25,000	8,250	16,750	0.04%
Chandrakanta Bhutada	25,000	8,250	16,750	0.04%
Joseph Serrao	25,000	8,250	16,750	0.04%
N L Dharmasamvardhani	25,000	8,250	16,750	0.04%
Davinder Pal Singh	50,000	16,500	33,500	0.08%
Daniel Mathews	50,000	16,500	33,500	0.08%
Vignesh Nayak	50,000	16,500	33,500	0.08%
Rajiv Bhambani	50,000	16,500	33,500	0.08%
Divya Pawan Chandak	50,000	16,500	33,500	0.08%
Sanjay Jain	50,000	16,500	33,500	0.08%
Deepa Vishwanathan	50,000	16,500	33,500	0.08%
Jaishankar Srinivasan	100,000	33,000	67,000	0.16%
Mouseback Limited	125,000	41,250	83,750	0.20%
Manoj Ram awtar Yadav	125,000	41,250	83,750	0.20%
Alagappan Muthuraman	125,000	41,250	83,750	0.20%
Kathiresan Annamalai	125,000	41,250	83,750	0.20%
V. Subramanian	70,000	36,500	33,500	0.08%
Mahesh V Chandak (HUF)	75,000	24,750	50,250	0.12%
Prashant Devendra Chonkar	250,000	82,500	167,500	0.40%
Venkat Krishnan	250,000	82,500	167,500	0.40%
Tan Si-Ruo	300,000	99,000	201,000	0.48%
C. Arumugam	36,160	36,160	0	0%
Maithili Vishwanathan	20,000	20,000	0	0%
Sangita Rajeev Mundra	20,000	20,000	0	0%
Seema Narayan	20,000	20,000	0	0%
Shanta Narayan	20,000	20,000	0	0%
Sudha Karthik Ramakrishnan	40,000	40,000	0	0%
Gowrisankaran Ramya	40,000	40,000	0	0%
Sunil Kumar Sharma	20,000	20,000	0	0%
Rita Shan	20,000	20,000	0	0%
Shweta Shenoy	20,000	20,000	0	0%
Gomathi Sundar	20,000	20,000	0	0%
N Sundar	20,000	20,000	0	0%
Rajagaopal Govindasamy	1,000,000	1,000,000	0	0%
Unifina Capital Partners	6,000,000	1,980,000	4,020,000	9.65%

1.	None of the Selling Shareholders are Broker/Dealers, or affiliates with or controlled by any Broker/Dealer.
2.	Includes shares of Common Stock for which the Selling Shareholders has the right to acquire beneficial ownership within 60 days.
3.	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this Registration Statement. Security holders are not required to sell their shares.
4.	Assumes that all shares of Common Stock registered for resale by this Prospectus have been sold.
5.	Based on 41,646,160 shares of Common stock issued and outstanding as of December 9, 2013.
6.	Mr. Suresh Venkatachari controls Unifina Capital Partners, additionally he was the former sole officer and director of the Company. He resigned from all positions with the Company as of June 24, 2013.

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PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.30 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.30 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

• ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $85,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

In connection with the sale of shares, the selling shareholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of shares or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

There is no assurance that the selling shareholders will sell any or all of the shares offered by them hereby.

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PROSPECTUS

KM WEDDING EVENTS MANAGEMENT, INC.

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

7,912,660 shares of Common Stock

December 9, 2013

DEALER PROSPECTUS DELIVERY OBLIGATION

Until May 18, 2014, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

132

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$700.00
Audit Fees and Expenses	$35,000
Legal Fees and Expenses	$45,000
Transfer Agent and Registrar Fees and Expenses	$2,500
Miscellaneous Expenses	$1,800
Total	$85,000*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Delaware General Corporation Law and the Bylaws of the Company. Unless specifically limited by a corporation’s Certificate of Incorporation, Delaware law automatically provides directors with immunity from monetary liabilities. Excepted from that immunity are:

  willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

  a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

  a transaction from which the director derived an improper personal profit; and

  willful misconduct.

The Certificate of Incorporation provide that the Company will indemnify its officers, directors, legal representatives, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Delaware against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Certificate of Incorporation is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Delaware law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

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SHAREHOLDER	SHARES
Aniket Dogra	20,000
Arunkumar Shivaraman	20,000
Divya Chhawchharia	20,000
Falguni N shah	20,000
Harsh Shah	20,000
Hirek Dinesh Karaniya	20,000
Kumarpal S Shah	20,000
Lakshmikumaran Suresh	20,000
Lalitha Vaidyanathan	20,000
Madhuri M Shastri	20,000
Maithili Vishwanathan Iyer	20,000
V. Mythily	20,000
Nakul Chhawchharia	20,000
V.Narayanan Iyer	400,000
Nikesh Shah	20,000
R.Parthasarathy	400,000
Rajeev Jugalkishor Mundra	20,000
Rajeshwari Viswanathan Iyer	20,000
Ramesh Iyer	20,000
Reena Kaushik	20,000
Rita Shah	20,000
Sangita Rajeev Mundra	20,000
Seema Narayan	20,000
Shanta Narayan	20,000
Shailesh Varudkar	20,000
Sharanya Viswanathan Iyer	20,000
Sheela Ramesh	20,000
Shweta Shenoy	20,000
Sriram Iyer	100,000
V. Subramanian	20,000
Sudha Karthik Ramakrishnan	40,000
Sunil Kumar Sharma	20,000
Veeraraghavan Lakshmikumaran	20,000
Vijay Shah	20,000
Meyyammai Veerappan Chettiar	20,000
L. Nalina	20,000
A. Niranjani	20,000
S.Bharath	20,000
Veerappan Nagappan	20,000
A.Poornachandran	20,000
Thandava Krishna Murthy	20,000
Venkatasubramanyam Chandra Sekhar	20,000
N. Nagappan	20,000
Harish Awtaney	20,000
Lata Awtaney	20,000
Ajay Awtaney	20,000
Chandra Ramani	20,000
Lakshmi Narayanan Sankara Krishnan	20,000
Rama Subramani Lakshmi	20,000
Rama Subramani Radha	20,000
Rama Subramani Ramani	20,000
T.Shanthi Priya	20,000
Stephen Socorro D'costa	20,000
Shaikh Feroz Abdul Karim	20,000
Narayanan Sriram	20,000
Kandasamy Balakumar	20,000
Yussuf Sajjadhusein jawadwala	20,000
Krishnan Narayana	20,000
Mothukuri Saikumar	20,000
Mustansir Mannan Safri	20,000
Pachamuthu Senthilkumar	20,000
Pahlachander Sivaramakrishnan	20,000
Sivaramakrishnan Krishnamurthy	20,000
Pugalenthi Rajendiran	20,000
Sanjeevi Iyyamperumal	20,000
Duraisamy Ravichandran	20,000
Haja Sowkathali Abdul Rajack	20,000
Meyyammai Veerappan Chettiar	400,000
Veerappan Nagappan	400,000
Narayanan Sriram	400,000
Srinivasan Kannan	60,000
Rajagopal Govindasamy	1000,000
Prashant Kothari	20,000
C Arumugam	36,160
N Sundar	20,000
Gomathi Sundar	20,000
Gowrisankaran Ramya	40,000

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

We were incorporated in the State of Delaware on October 24, 2012. On February 14, 2013, KM entered into a Stock Purchase Agreement with KM Matrimony Pvt Ltd, a company incorporated under the 1956 Companies Act of India (“KM India”), pursuant to which KM agreed to purchase ten million (10,000,000) shares of KM India’s common stock at a price of 11 Indian Rupees ($0.21 USD) per share for an aggregate purchase price of up to two million one hundred thousand dollars ($2,100,000 USD) dollars. On February 14, 2013, KM entered into a Stock Purchase Agreement, pursuant to which KM shall purchase Three Million One Hundred and Fifty Thousand (3,150,000) shares of KM India’s common stock from Mr. Venkatesan Vaidhyanathan, Mrs. Meera Ngarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar payable in two tranches as follows: (i) Tranche A: One Million One Hundred and Fifty Thousand (1,150,000) shares of KM India’s common stock at a purchase price of 11 Indian Rupees ($0.21 USD) per share (“Tranche A”); and, (ii) Tranche B: Two Million (2,000,000) shares of KM India’s common stock at a purchase price equal to the fair market value of KM India’s shares at the time of purchase (“Tranche B”). As a result of the Stock Purchase Agreements referenced above, KM shall carry on the business of KM India as its primary business and KM India shall become a wholly-owned subsidiary of KM. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Since inception, the Company has issued 6,000,000 shares of its common stock to an accredited investor for services rendered, with a per share price $0.001 per share. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as they were transactions by an issuer not involving a public offering, no underwriters we used and no commissions were paid.

On January 14, 2013, we completed a Regulation S offering in which we sold 4,596,160 shares of common stock to 78 investors, at a price per share of $0.05 per share for aggregate proceeds of $229,808. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

On May 20, 2013, we completed a Regulation S offering in which we sold 4,050,000 shares of common stock to 50 investors, at a price per share of $0.20 per share for aggregate proceeds of $810,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

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SHAREHODER	SHARES
Meyyammai Veerapan Chettiar	225,000
Veerappan Nagappan	225,000
Nikesh Shah	150,000
Harishankar Chaitanya	175,000
Sriram Iyer	175,000
V.Narayanan Iyer	75,000
R Ramesh	50,000
Vanaja Ramalingam	50,000
Kallal Choudhury	25,000
B. R Venugopal	25,000
Arvind Vishwanat	25,000
Sachin Srinivas Bhattad	25,000
Srinivasarangan Sundarrajan	50,000
Sethuraman Venkataraman	25,000
Sundrarajan Srinivasan	225,000
Sujatha Srinivasan	100,000
Sathayasai Ramachandran	25,000
Simi Chadha	25,000
Rajkumar	25,000
Jugalkishor Mundra	100,000
Anand P Joshi	25,000
Mahesh Manohar Pathak	25,000
Sunil Bhatia	25,000
Davinder Pal Singh	50,000
Dhiral Pravin Chandaria	25,000
Shailesh Varudkar	25,000
Jaishankar Srinivasan	100,000
Mouseback Limited	125,000
V. Subramanian	50,000
Vignesh Nayak	50,000
Rishma Shetty	25,000
Madhuri M Shastri	25,000
Manoj Ram awtar Yadav	125,000
Mahesh V Chandak (HUF)	75,000
Lalitha Vaidyanathan	50,000
Rajiv Bhambani	50,000
Divya Pawan Chandak	50,000
Amber Singhania	25,000
Haridas M Nayak	25,000
Prashant Devendra Chonkar	250,000
Sanjay Jain	50,000
Shankar K	25,000
Venkat Krishnan	250,000
Tan Si-Ruo	300,000
Alagappan Muthuraman	125,000
Deepa Vishwanathan	50,000
Daniel Mathews	50,000
Chandrakanta Bhutada	25,000
Joseph Serrao	25,000
N L Dharmasamvardhani	25,000
Kathiresan Annamalai	125,000

The Common Stock issued in our Regulation S Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506(b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

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(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Certificate of Incorporation of KM Wedding Events Management, Inc.(1)
3.2	Bylaws of KM Wedding Events Management, Inc. (1)
5.1	Opinion of Zouvas Law Group, P.C., regarding the legality of the shares being registered(1)
22.1	List of Subsidiaries(1)
23.1	Auditor Consent(2)
23.2	Consent of Zouvas Law Group, P.C., (included in Exhibit 5.1)

w
(1)	Filed with the SEC on November 18, 2013 as part of our Registration Statement on Form S-1.
(2)	Filed herewith.

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ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

12.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

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B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

13.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

14.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

15.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

16.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

17.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of December, 2013.

.

KM WEDDING EVENTS MANAGEMENT, INC.

By:	/s/ Meera Nagarajan
Name:	Meera Nagarajan
Title:	Managing Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Meera Nagarajan, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of KM Wedding Events Management, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Meera Nagarajan Meera Nagarajan	Managing Director and Chief Executive Officer	December 9, 2013
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EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of KM Wedding Events Management, Inc.(1)
3.2	Bylaws of KM Wedding Events Management, Inc. (1)
5.1	Opinion of Zouvas Law Group, P.C., regarding the legality of the shares being registered(1)
21.1	List of Subsidiaries(1)
23.1	Auditor Consent(2)
23.2	Consent of Zouvas Law Group, P.C., (included in Exhibit 5.1)

(1)	Filed with the SEC on November 18, 2013 as part of our Registration Statement on Form S-1.
(2)	Filed herewith.

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